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                                                                  CONFORMED COPY



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                        FIVE-YEAR COMPETITIVE ADVANCE AND
                       REVOLVING CREDIT FACILITY AGREEMENT





                          Dated as of November 4, 1996





                                      among





                                 ITT CORPORATION

                            THE LENDERS NAMED HEREIN

                                       and

                THE CHASE MANHATTAN BANK, as Administrative Agent








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
                                TABLE OF CONTENTS


Article   Section                                                                  Page
-------   -------                                                                  ----
I.        DEFINITIONS

          1.01.  Defined Terms .................................................     1
          1.02.  Terms Generally ...............................................    15

II.       THE CREDITS

          2.01.  Commitments....................................................    15
          2.02.  Loans .........................................................    16
          2.03.  Competitive Bid Procedure .....................................    18
          2.04.  Standby and Local Currency Borrowing Procedure.................    19
          2.05.  Conversion and Continuation of Standby Loans ..................    20
          2.06.  Fees  .........................................................    21
          2.07.  Repayment of Loans; Evidence of Debt ..........................    22
          2.08.  Interest on Loans .............................................    22
          2.09.  Default Interest ..............................................    23
          2.10.  Alternate Rate of Interest ....................................    23
          2.11.  Termination and Reduction of Commitments.......................    23
          2.12.  Prepayment ....................................................    24
          2.13.  Reserve Requirements; Change in Circumstances..................    24
          2.14.  Change in Legality ............................................    25
          2.15.  Indemnity .....................................................    26
          2.16.  Pro Rata Treatment ............................................    27
          2.17.  Sharing of Setoffs ............................................    27
          2.18.  Payments ......................................................    27
          2.19.  Taxes .........................................................    28
          2.20.  Duty to Mitigate; Assignment of Commitments
                   Under Certain Circumstances..................................    30
          2.21.  Terms of Local Currency Facilities.............................    31
          2.22.  Currency Fluctuations, Etc.....................................    32
          2.23.  Letters of Credit..............................................    34

III.      REPRESENTATIONS AND WARRANTIES

          3.01.  Organization; Powers ..........................................    37
          3.02.  Authorization .................................................    37
          3.03.  Enforceability ................................................    37
          3.04.  Governmental Approvals ........................................    38
          3.05.  Financial Statements ..........................................    38
          3.06.  Litigation; Compliance with Laws...............................    38
          3.07.  Federal Reserve Regulations....................................    38
          3.08.  Investment Company Act; Public Utility Holding
                   Company Act .................................................    39

          3.09.  Use of Proceeds................................................    39
          3.10.  Full Disclosure; No Material Misstatements ....................    39
          3.11.  Taxes .........................................................    39
          3.12.  Employee Pension Benefit Plans ................................    39

IV.       CONDITIONS OF LENDING

          4.01.  All Extensions of Credit.......................................    40
          4.02.  Effective Date ................................................    40
          4.03.  First Borrowing by Each Borrowing Subsidiary...................    41

V.        COVENANTS

          5.01.  Existence......................................................    41
          5.02.  Business and Properties .......................................    41
          5.03.  Financial Statements, Reports, Etc.............................    42
          5.04.  Insurance .....................................................    42
          5.05.  Obligations and Taxes .........................................    42
          5.06.  Litigation and Other Notices ..................................    43
          5.07.  Maintaining Records; Access to Properties and Inspections......    43
          5.08.  Use of Proceeds................................................    43
          5.09.  Consolidations, Mergers, and Sales of Assets...................    43
          5.10.  Limitations on Liens ..........................................    43
          5.11.  Limitations on Sale and Leaseback Transactions.................    45
          5.12.  Consolidated Total Debt to Consolidated EBITDA.................    46


VI.       EVENTS OF DEFAULT.....................................................    46

VII.      GUARANTEE.............................................................    48

VIII.     THE ADMINISTRATIVE AGENT .............................................    49

IX.       MISCELLANEOUS

          9.01.  Notices........................................................    51
          9.02.  Survival of Agreement .........................................    52
          9.03.  Binding Effect ................................................    52
          9.04.  Successors and Assigns ........................................    52
          9.05.  Expenses; Indemnity ...........................................    54
          9.06.  Applicable Law ................................................    55
          9.07.  Waivers; Amendment ............................................    55
          9.08.  Entire Agreement ..............................................    55
          9.09.  Severability ..................................................    56
          9.10.  Counterparts ..................................................    56
          9.11.  Headings ......................................................    56
          9.12.  Right of Setoff ...............................................    56
          9.13.  Jurisdiction; Consent to Service of Process....................    56

                  9.14.  Waiver of Jury Trial ..........................................    57
                  9.15.  Addition of Borrowing Subsidiaries.............................    57
                  9.16.  Conversion of Currencies.......................................    57


                             EXHIBITS AND SCHEDULES

Exhibit A-1       Form of Competitive Bid Request
Exhibit A-2       Form of Notice of Competitive Bid Request
Exhibit A-3       Form of Competitive Bid
Exhibit A-4       Form of Competitive Bid Accept/Reject
Exhibit A-5       Form of Standby Borrowing Request
Exhibit B         Administrative Questionnaire
Exhibit C         Form of Assignment and Acceptance
Exhibit D         Form of Opinion of Counsel for ITT Corporation
Exhibit E         Form of Borrowing Subsidiary Agreement
Exhibit F         Form of Issuing Bank Agreement
Exhibit G         Form of Local Currency Addendum
Exhibit H         Form of Letter Agreement

Schedule 2.01     Commitments
Schedule 5.10     Existing Liens

                           FIVE-YEAR COMPETITIVE ADVANCE AND REVOLVING CREDIT
                  FACILITY AGREEMENT (as it may be amended, supplemented or otherwise modified, the "Agreement") dated as of November 4, 1996, among ITT CORPORATION, a Nevada corporation (the "Company"), each Borrowing Subsidiary party hereto, the lenders listed in Schedule 2.01 (together with their permitted assignees, the "Lenders"), The Chase Manhattan Bank, as issuing bank (in such capacity, the initial "Issuing Bank"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").


                  The Lenders have been requested to extend credit to the Borrowers (such term and each other capitalized term used but not otherwise defined herein having the meaning assigned to it in Article I) to enable them to borrow on a standby revolving credit basis on and after the date hereof and at any time and from time to time prior to the Maturity Date a principal amount not in excess of $2,000,000,000 at any time outstanding. The Lenders have also been requested to provide procedures pursuant to which the Borrowers may invite the Lenders to bid on an uncommitted basis on short-term borrowings by the Borrowers and issuances of letters of credit for the Borrowers. The proceeds of such borrowings are to be used for the repurchase, refinancing or repayment of indebtedness, as well as for working capital and other general corporate purposes. The letters of credit shall support payment obligations incurred in the ordinary course of business by the Borrowers. The Lenders are willing to extend credit on the terms and subject to the conditions herein set forth.


                  Accordingly, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

                  "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

                  "ABR Loan" shall mean any ABR Standby Loan.

                  "ABR Standby Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                  "Administrative Fees" shall have the meaning assigned to such term in Section 2.06(b).

                  "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit B hereto.

                  "Affiliate" shall mean, when used with respect to a specified person, another person that directly or indirectly controls or is controlled by or is under common control with the person specified.

                  "Aggregate Credit Exposure" shall mean the aggregate amount of the Lenders' Credit Exposures.

                  "Agreement Currency" shall have the meaning assigned to such term in Section 9.16(b).

                  "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as released on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so released for any day which is a Business Day, the arithmetic average (rounded upwards to the next 1/100th of 1%), as determined by the Administrative Agent, of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Percentage" shall mean on any date, with respect to Eurocurrency Loans or with respect to the Facility Fee, as the case may be, the applicable percentage set forth below under the caption "Eurocurrency Spread" or "Facility Fee Percentage", as the case may be, based upon the Ratings in effect on such date:

Category 1                     Eurocurrency Spread       Facility Fee Percentage
----------                     -------------------       -----------------------
AA- or higher by D&P;                 .115%                       .060%
AA- or higher by Fitch;
Aa3 or higher by Moody's;
AA- or higher by S&P

Category 2
----------

A+ or A by D&P;                       .130%                       .070%
A+ or A by Fitch;
A1 or A2 by Moody's;
A+ or A by S&P

Category 3
----------
A- by D&P;                            .145%                       .080%
A- by Fitch;
A3 by Moody's;
A- by S&P

Category 4
----------

BBB+ by D&P;                          .160%                       .090%
BBB+ by Fitch;
Baa1 by Moody's;
BBB+ by S&P

Category 5
----------

BBB by D&P;                           .225%                       .125%
BBB by Fitch;
Baa2 by Moody's;
BBB by S&P

Category 6
----------

BBB- or lower or unrated by D&P;      .250%                       .150%
BBB- or lower or unrated by Fitch;
Baa3 or lower or unrated by Moody's;
BBB- or lower or unrated by S&P


For purposes of the foregoing, if all the Ratings shall fall within two adjacent Categories, then (i) if no Rating is below Category 5, the Applicable Percentage will be determined by reference to the higher of such Categories and (ii) otherwise, the Applicable Percentage will be determined by reference to Category
6. If the Ratings shall fall in more than two Categories or in two Categories that are not adjacent, then one Rating from each of the highest Category and the lowest Category in which Ratings shall fall shall be excluded and (x) if the lower of the remaining Ratings is in Category 5 or above, the Applicable Percentage will be determined by reference to the higher of the remaining Ratings, and (y) otherwise, the Applicable Percentage will be determined by reference to Category 6. Each such change in the Applicable Percentage shall apply to all outstanding Eurocurrency Loans and to L/C Participation Fees and Facility Fees accruing during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of any Rating Agency shall change, the parties hereto shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system.

                  "Applicable Share" of any Lender at any time shall mean the percentage of the Total Commitment represented by such Lender's Commitment. If the Commitments shall be terminated pursuant to Article VI, the Applicable Shares of the Lenders shall, subject only to assignments pursuant to Section 9.04, be based upon the Commitments in effect immediately prior to such termination.

                  "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee in the form of Exhibit C.

                  "Available Commitment" shall mean, as to any Lender at any time, an amount equal to such Lender's Commitment at such time minus the aggregate of all such Lender's Local Currency Loans (Dollar Equivalent) outstanding at such time.

                  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

                  "Board of Directors" shall mean the Board of Directors of a Borrower or any duly authorized committee thereof.

                  "Borrower" shall mean the Company or any Borrowing Subsidiary.

                  "Borrowing" shall mean a group of Loans of a single Type made by the Lenders (or, in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to Section 2.03) on a single date and as to which a single Interest Period is in effect.

                  "Borrowing Date" shall mean any date on which a Borrowing is made hereunder.

                  "Borrowing Subsidiary" shall mean any Restricted Subsidiary which shall have executed and delivered to the Administrative Agent for distribution to each Lender a Borrowing Subsidiary Agreement.

                  "Borrowing Subsidiary Agreement" shall mean an agreement, in the form of Exhibit E hereto, duly executed by the Company and a Subsidiary.

                  "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market, and, when used in connection with determining any date on which any amount is to be paid or made available in a Local Currency, the term "Business Day" shall also exclude any day on which commercial banks and foreign exchange markets are not open for business in the principal financial center in the country of such Local Currency.

                  "Calculation Date" shall mean the last Business Day of each calendar week.

                  "Capitalized Lease-Back Obligation" shall mean with respect to a Principal Property, at any date as of which the same is to be determined, the total net rental obligations of the Company or a Restricted Subsidiary under a lease of such Principal Property, entered into as part of an arrangement to which the provisions of Section 5.11 are applicable (or would have been applicable had such Restricted Subsidiary been a Restricted Subsidiary at the time it entered into such lease), discounted to the date of computation at the rate of interest per annum implicit in the lease (determined in accordance with GAAP). The amount of the net rental obligation for any calendar year under any lease shall be the sum of the rental and other payments required to be paid in such calendar year by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges.

                  A "Change in Control" shall be deemed to have occurred if (a) any person or group of persons shall have acquired beneficial ownership of more than 30% of the outstanding Voting Shares of the Company (within the meaning of Section 13(d) or 14(d) of the Exchange Act and the applicable rules and regulations thereunder), or (b) during any period of 12 consecutive months, commencing after the Effective Date, individuals who on the first day of such period were directors of the Company (together with any replacement or additional directors who were nominated or elected by a majority of directors then in office) cease to constitute a majority of the Board of Directors of the Company.

                  "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

                  "Commitment" shall mean, with respect to each Lender, the commitment of such Lender hereunder as set forth as of the Effective Date in
Schedule 2.01 under the heading "Commitment" or in an Assignment and Acceptance delivered by such Lender under Section 9.04 as such Lender's Commitment may be permanently terminated or reduced from time to time pursuant to Section 2.11 or pursuant to one or more assignments under Section 9.04. The Commitment of each Lender shall automatically and permanently terminate on the Maturity Date if not terminated earlier pursuant to the terms hereof.

                  "Competitive Bid" shall mean an offer by a Lender to make a Competitive Loan pursuant to Section 2.03.

                  "Competitive Bid Accept/Reject Letter" shall mean a notification made by a Borrower pursuant to Section 2.03(d) in the form of Exhibit A-4.

                  "Competitive Bid Rate" shall mean, as to any Competitive Bid,
(i) in the case of a Eurocurrency Loan, the Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

                  "Competitive Bid Request" shall mean a request made pursuant to Section 2.03(a) in the form of Exhibit A-1.

                  "Competitive Borrowing" shall mean a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted under the bidding procedure described in Section 2.03.

                  "Competitive Loan" shall mean a Loan made pursuant to the bidding procedure described in Section 2.03. Each Competitive Loan shall be a Eurocurrency Competitive Loan or a Fixed Rate Loan.


                  "Competitive Loan Exposure" shall mean, with respect to any Lender at any time, the sum of the aggregate principal amount of all outstanding Competitive Loans made by such Lender.

                  "Consolidated EBITDA" shall mean, for any period, the sum of
(a) Consolidated Net Income, (b) provisions for taxes based on income, (c) Consolidated Interest Expense, (d) total depreciation expense and (e) total amortization expense, all of the foregoing as determined on a consolidated basis for the Company and the Subsidiaries in accordance with GAAP.

                  "Consolidated Interest Expense" shall mean, for any period, the gross interest expense of the Company and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" shall mean, for any period, net income or loss of the Company and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Tangible Assets" shall mean the total of all assets appearing on a consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in accordance with GAAP (and as of a date not more than 90 days prior to the date as of which Consolidated Net Tangible Assets are to be determined), less the sum of the following items as shown on said consolidated balance sheet:

                  (i) the book amount of all segregated intangible assets, including such items as good will, trademarks, trademark rights, trade names, trade name rights, copyrights, patents, patent rights and licenses and unamortized debt discount and expense less unamortized debt premium;

                  (ii) all depreciation, valuation and other reserves;

                  (iii) current liabilities;

                  (iv) any minority interest in the shares of stock (other than Preferred Stock) and surplus of Restricted Subsidiaries of the Company;

                  (v) the investment of the Company and its Restricted Subsidiaries in any Unrestricted Subsidiary of the Company;

                  (vi) the total indebtedness of the Company and its Restricted Subsidiaries incurred in any manner to finance or recover the cost to the Company or any Restricted Subsidiary of any physical property, real or personal, which prior to or simultaneously with the creation of such indebtedness shall have been leased by the Company or a Restricted Subsidiary to the United States of America or a department or agency thereof at an aggregate rental, payable during that portion of the initial term of such lease (without giving effect to any options of renewal or extension) which shall be unexpired at the date of the creation of such indebtedness, sufficient (taken together with any amounts required to be paid by the lessee to the lessor upon any termination of such lease) to pay in full at the stated maturity date or dates thereof the principal of and the interest on such indebtedness;

                  (vii) deferred income and deferred liabilities; and

                  (viii) other items deductible under GAAP.

                  "Consolidated Total Debt" shall mean, as at any date of determination, all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

                  "Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Loans of such Lender, plus the aggregate amount at such time of such Lender's L/C Exposure.

                  "D&P" shall mean Duff & Phelps Credit Rating Co. or any of its successors.

                  "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

                  "Dollars" or "$" shall mean lawful money of the United States of America.

                  "Dollar Borrowing" shall mean a Borrowing comprised of Dollar Loans.

                  "Dollar Equivalent" shall mean, on any date of determination, with respect to any amount in any Local Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent using the Exchange Rate with respect to such Local Currency then in effect as determined pursuant to Section 2.22(a).

                  "Dollar Facility Excess" shall have the meaning assigned to such term in Section 2.22(d).

                  "Dollar Facility Overage" shall mean an amount equal to the excess of (a) the Total Commitment over (b) the aggregate amount of all Local Currency Facility Maximum Borrowing Amounts (determined, if applicable, after giving effect to any reduction therein made pursuant to Section 2.22(c)).

                  "Dollar Loan" shall mean any Loan denominated in Dollars.

                  "Dollar Standby Credit Excess" shall have the meaning assigned to such term in Section 2.22(c).

                  "Dollar Standby Credit Overage" shall mean, with respect to any Lender, an amount equal to the excess, if any, of (a) such Lender's Commitment over (b) the aggregate Local Currency Lender Maximum Borrowing Amounts of such Lender with respect to all Local Currency Addenda to which such Lender or any of its Affiliates is a party.

                  "Dollar Standby Extensions of Credit" shall mean, with respect to any Lender at any time, (i) the aggregate principal amount of all Standby Loans made by such Lender then outstanding and (ii) the aggregate L/C Exposure.

                  "Effective Date" shall mean the first date on or after November 4, 1996, on which the conditions set forth in Section 4.02 are satisfied.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                  "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or
Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by the Company or any ERISA Affiliate of any notice that Withdrawal Liability is being imposed or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; and (h) the occurrence of a "prohibited transaction" with respect to which the Company or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975) of the Code, or with respect to which the Company or any such Subsidiary could otherwise be liable.

                  "Eurocurrency Borrowing" shall mean a Borrowing comprised of Eurocurrency Loans.

                  "Eurocurrency Competitive Loan" shall mean any Competitive Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

                  "Eurocurrency Loan" shall mean any Eurocurrency Competitive Loan, Eurocurrency Standby Loan or Eurocurrency Local Currency Loan.

                  "Eurocurrency Local Currency Loan" shall mean any Local Currency Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

                  "Eurocurrency Standby Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

                  "Event of Default" shall have the meaning assigned to such term in Article VI.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Exchange Rate" shall mean, with respect to any Local Currency on a particular date, the rate at which such Local Currency may be exchanged into Dollars, as set forth on such date on the Reuters currency page more particularly described in the Local Currency Addendum for Loans to be made in such Local Currency. In the event that such rate does not appear on any Reuters currency page, the Exchange Rate with respect to such Local Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company or, in the absence of such agreement, such Exchange Rate shall instead be the Administrative Agent's spot rate of exchange in the London interbank market where its foreign currency exchange operations in respect of such Local Currency are then being conducted, at or about 10:00 A.M., local time, at such date for the purchase of Dollars with such Local Currency, for delivery two Business Days later; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

                  "Existing Credit Facilities" shall mean the 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of November 10, 1995 and the Five-Year Competitive Advance and Revolving Credit Facility Agreement dated as of November 10, 1995, among the Company, certain lenders and The Chase Manhattan Bank, as Administrative Agent and as Issuing Bank, as applicable.

                  "Facility A Credit Agreement" shall mean the $1,000,000,000 364-Day Competitive Advance and Revolving Credit Facility Agreement dated the date hereof among the parties hereto, as such agreement may be amended, supplemented or modified from time to time.

                  "Facility Fee" shall have the meaning assigned to such term in
Section 2.06(a).

                  "Fair Value", when used with respect to property, shall mean the fair value as determined in good faith by the board of directors of the Company.

                  "Fees" shall mean the Facility Fee, the Administrative Fees, the L/C Participation Fees and the Issuing Bank Fees.

                  "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, treasurer, associate or assistant treasurer or director of treasury services of such corporation.

                  "Fitch" shall mean Fitch Investors Service, Inc. or any of its successors.

                  "Fixed Rate Borrowing" shall mean a Borrowing comprised of Fixed Rate Loans.

                  "Fixed Rate Loan" shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (the "Fixed Rate") (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

                  "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis.

                  "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Guaranteed Obligations" shall mean the principal of and interest on the Loans made to, and all other obligations, monetary or otherwise (including fee and reimbursement obligations in respect of Letters of Credit) of, the Borrowing Subsidiaries hereunder or under any Local Currency Addendum.

                  "Indebtedness" of any person shall mean all indebtedness representing money borrowed or the deferred purchase price of property (other than trade accounts payable) or any capitalized lease obligation, which in any case is created, assumed, incurred or guaranteed in any manner by such corporation or for which such corporation is responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds to or invest in, others or otherwise).

                  "Interest Payment Date" shall mean (a) with respect to any Loan, the last day of each Interest Period applicable thereto, (b) with respect to a Eurocurrency Loan with an Interest Period of more than three months' duration or a Fixed Rate Loan with an Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration or 90 days' duration, as the case may be, been applicable to such Loan and, in addition, the date of any prepayment of each Loan or conversion of such Loan to a Loan of a different Type and (c) with respect to any Local Currency Loan, such days as shall be specified in the applicable Local Currency Addendum.

                  "Interest Period" shall mean (a) as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date, and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.05 or repaid or prepaid in accordance with Section 2.07 or Section 2.12, (c) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offers to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than seven days after the date of such Borrowing or later than 360 days after the date of such Borrowing and (d) as to any Local Currency Borrowing, such periods as shall be specified in the applicable Local Currency Addendum; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurocurrency Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                  "Issuing Bank" shall mean The Chase Manhattan Bank and any other Lender that may become an Issuing Bank pursuant to Section 2.23(i) or 2.23(j).

                  "Issuing Bank Agreement" shall mean an agreement in substantially the form of Exhibit F.

                  "Issuing Bank Fees" shall have the meaning assigned to such term in Section 2.06(c).

                  "Judgment Currency" shall have the meaning assigned to such term in Section 9.16(b).

                  "L/C Commitment" shall mean, with respect to any Issuing Bank, the Commitment of such Issuing Bank to issue Letters of Credit pursuant to
Section 2.23.

                  "L/C Disbursement" shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

                  "L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus
(b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Lender at any time shall mean its Applicable Share of the aggregate L/C Exposure at such time.

                  "L/C Participation Fee" shall have the meaning assigned to such term in Section 2.06(c).

                  "Letter of Credit" shall mean any letter of credit issued pursuant to Section 2.23.

                  "LIBO Rate" shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which dollar deposits or deposits in the applicable Local Currency approximately equal in principal amount to (i) in the case of a Standby Borrowing that is a Eurocurrency Borrowing, the Administrative Agent's portion of such Eurocurrency Borrowing,
(ii) in the case of a Competitive Borrowing, a principal amount that would have been the Administrative Agent's portion of such Competitive Borrowing had such Competitive Borrowing been a Standby Borrowing and (iii) in the case of a Local Currency Borrowing, such Borrowing, and for a maturity comparable to such Interest Period, are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" shall mean, with respect to any property or asset, any mortgage, deed of trust, lien, pledge, security interest, charge or other encumbrance on, of or in such property or asset.

                  "Loan" shall mean a Competitive Loan, a Local Currency Loan or a Standby Loan, whether made as a Eurocurrency Loan, an ABR Loan or a Fixed Rate Loan, as permitted hereby.

                  "Loan Documents" shall mean this Agreement, the Letters of Credit, the Borrowing Subsidiary Agreements, any Issuing Bank Agreements, the Local Currency Addenda and promissory notes, if any issued pursuant to Section 9.04(i).

                  "Local Currency" shall mean any currency other than Dollars as to which an Exchange Rate may be calculated.

                  "Local Currency Addendum" shall mean a local currency addendum between a Borrower and one or more Local Currency Lenders, substantially in the form of Exhibit G, and the documentation referred to therein, to the extent not inconsistent with this Agreement.

                  "Local Currency Borrowing" shall mean a Borrowing comprised of Local Currency Loans.

                  "Local Currency Credit Event" shall mean each Borrowing under a Local Currency Addendum.

                  "Local Currency Equivalent" shall mean, on any date of determination, with respect to any amount in Dollars, the equivalent in the relevant Local Currency of such amount, determined by the Administrative Agent using the Exchange Rate with respect to such Local Currency then in effect as determined pursuant to Section 2.22(a).

                  "Local Currency Facility Maximum Borrowing Amount" shall have the meaning assigned to such term in Section 2.21(b).

                  "Local Currency Lender" shall mean any Lender (or any Affiliate, branch or agency thereof) party to a Local Currency Addendum. In the event any agency or Affiliate of a Lender shall be party to a Local Currency Addendum, such agency, branch or Affiliate shall, to the extent of any commitment extended and any Loans made by it, have all the rights of such Lender hereunder; provided, that such Lender shall continue to the exclusion of such agency or Affiliate to have all the voting and consensual rights vested in it by the terms hereof.

                  "Local Currency Lender Maximum Borrowing Amount" shall have the meaning assigned to such term in Section 2.21(b).


                  "Local Currency Loan" shall mean any Loan, denominated in a currency other than Dollars, made to a Borrower pursuant to Section 2.01(b) and a Local Currency Addendum.

                  "Local Currency Loans (Dollar Equivalent)" shall mean the Dollar Equivalent of the relevant Local Currency Loans.

                  "Local Currency Standby Borrowing" shall mean any Standby Borrowing comprised of Local Currency Loans.

                  "Margin" shall mean, as to any Eurocurrency Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

                  "Margin Regulations" shall mean Regulations G, T, U and X of the Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                  "Margin Stock" shall have the meaning given such term under Regulation U of the Board.


                  "Material Adverse Effect" shall mean a materially adverse effect on the business, assets, operations or condition, financial or otherwise, of the Company and Subsidiaries taken as a whole.

                  "Maturity Date" shall mean the fifth anniversary of the date hereof.

                  "Moody's" shall mean Moody's Investors Service, Inc. or any of its successors.

                  "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Notice of Competitive Bid Request" shall mean a notification made pursuant to Section 2.03(a) in the form of Exhibit A-2.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

                  "person" shall mean any natural person, corporation, limited liability company, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

                  "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
Section 412 of the Code or Section 307 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plans were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Preferred Stock" shall mean any capital stock entitled by its terms to a preference (a) as to dividends or (b) upon a distribution of assets.

                  "Principal Property" shall mean any single facility or other property owned by the Company or any Restricted Subsidiary having a gross book value in excess of 2% of Consolidated Net Tangible Assets, except any such property or portion thereof which the board of directors of the Company by resolution declares is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries as an entirety.

                  "Rating Agencies" shall mean D&P, Fitch, Moody's and S&P.

                  "Ratings" shall mean the ratings from time to time established by the Rating Agencies for senior, unsecured, non-credit-enhanced long-term debt of the Company.

                  "Register" shall have the meaning given such term in Section 9.04(d).

                  "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Reportable Event" shall mean any reportable event as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

                  "Required Lenders" shall mean, at any time, Lenders having Commitments representing at least 66-2/3% of the Total Commitment or, for purposes of acceleration pursuant to clause (ii) of Article VI, Lenders holding Loans and L/C Exposures representing at least 66-2/3% of the aggregate principal amount of the Loans outstanding and L/C Exposures. For purposes of determining the Required Lenders, any amounts denominated in a Local Currency shall be translated into Dollars at the Exchange Rates in effect on the first Reset Date to occur in each calendar month.

                  "Reset Date" shall have the meaning assigned to such term in
Section 2.22(a).

                  "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

                  "Restricted Subsidiary" shall mean any Subsidiary other than an Unrestricted Subsidiary.

                  "S&P" shall mean Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any of its successors.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "Standby Borrowing" shall mean a Borrowing consisting of simultaneous Standby Loans from each of the Lenders.

                  "Standby Borrowing Request" shall mean a request made pursuant to Section 2.04 in the form of Exhibit A-5.

                  "Standby Credit Exposure" shall mean, with respect to any Lender at any time, the sum of the aggregate principal amount at such time of all outstanding Standby Loans of such Lender and the aggregate Dollar Equivalent of the principal amount of all outstanding Local Currency Loans of such Lender (and each agency, branch or Affiliate of such Lender acting as a Local Currency Lender).

                  "Standby Loans" shall mean the revolving loans made pursuant to Section 2.04(a). Each Standby Loan shall be in Dollars and shall be a Eurocurrency Standby Loan or an ABR Loan.

                  "subsidiary" shall mean, with respect to any person (the "parent"), any corporation, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" shall mean a subsidiary of the Company.

                  "Total Commitment" shall mean, at any time, the aggregate amount of Commitments of all the Lenders, as in effect at such time.

                  "Transactions" shall have the meaning assigned to such term in
Section 3.02.

                  "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined and the currency in which such Loan or the Loans comprising such Borrowing are denominated. For purposes hereof, "Rate" shall include the LIBO Rate, the Alternate Base Rate and the Fixed Rate, and currency shall include Dollars and any Local Currency permitted hereunder.

                  "Unrestricted Subsidiary" shall mean (a) any Subsidiary which has been designated an Unrestricted Subsidiary by resolution of the board of directors of the Company (which resolution has been communicated in a notice delivered by the Company to the Administrative Agent for distribution to the Lenders) as an Unrestricted Subsidiary, other than any such Subsidiary as to which such a designation has been rescinded by resolution of said board of directors and not thereafter, or after some subsequent such rescission, restored by resolution of said board, or (b) any Subsidiary 50% or less of the Voting Shares of which is owned directly by the Company and/or one or more Restricted Subsidiaries. A Subsidiary may not be designated as (or otherwise permitted to become) an Unrestricted Subsidiary unless, immediately after such Subsidiary becomes an Unrestricted Subsidiary, such Subsidiary would not own any capital stock of, or hold any indebtedness of, any Restricted Subsidiary. A designation as an Unrestricted Subsidiary may not be rescinded (or an Unrestricted Subsidiary otherwise permitted to become a Restricted Subsidiary) unless such Subsidiary (i) is not a party to any lease which it would have been prohibited by this Agreement from entering into had it been a Restricted Subsidiary at the time it entered into such lease, unless (x) such Subsidiary had not been a Restricted Subsidiary prior to its entering into such lease, or (y) the property subject to such lease shall be owned by the Company and/or one or more Subsidiaries, or (z) such Subsidiary would not be prohibited by this Agreement from entering into such lease immediately after it becomes a Restricted Subsidiary, and (ii) does not have outstanding upon any of its property any mortgage, pledge or other lien which it would be prohibited by this Agreement from creating, suffering to be created, or assuming, immediately after it becomes a Restricted Subsidiary.

                  "Voting Shares" shall mean, as to a particular corporation or other person, outstanding shares of stock or other equity interests of any class of such person entitled to vote in the election of directors, or otherwise to participate in the direction of the management and policies, of such person, excluding shares or interests entitled so to vote or participate only upon the happening of some contingency.


                  SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections , Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Article V, such terms shall be construed in accordance with GAAP as in effect on the date hereof applied on a basis consistent with the application used in preparing the Company's audited financial statements referred to in Section 3.05.


                                   ARTICLE II

                                   THE CREDITS

                  SECTION 2.01. Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Standby Loans to the Borrowers, at any time and from time to time on and after the date hereof and until the earlier of the Maturity Date and the termination of the Commitment of such Lender.

                  (b) Subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the applicable Local Currency Addendum, each Local Currency Lender agrees, severally and not jointly, to make Local Currency Loans to the Borrowers at any time and from time to time on and after the execution of the applicable Local Currency Addendum and until earlier of the Maturity Date and the termination of the Commitment (or the commitment under such Local Currency Addendum) of such Local Currency Lender.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, in no event may Standby Loans or Local Currency Loans be borrowed under this Article II if, after giving effect thereto (and to any concurrent repayment or prepayment of Loans), (i) the sum of the aggregate Standby

Credit Exposures, the aggregate Competitive Loan Exposures and the aggregate L/C Exposures would exceed the Total Commitment then in effect, (ii) the sum of the Standby Credit Exposure and the L/C Exposure of any Lender would exceed such Lender's Commitment or (iii) the Dollar Equivalent of the aggregate principal amount of the outstanding Local Currency Loans of any Local Currency Lender denominated in a specified Local Currency would exceed the applicable Local Currency Facility Maximum Borrowing Amount or any Local Currency Lender Maximum Borrowing Amount.

                  Within the foregoing limits, the Borrowers may borrow, pay or prepay and reborrow Standby Loans and Local Currency Loans hereunder, on and after the Effective Date and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

                  SECTION 2.02. Loans. (a) Each Standby Loan shall be made as part of a Borrowing consisting of Standby Loans made by the Lenders ratably in accordance with their respective Available Commitments; provided, however, that the failure of any Lender to make any Standby Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Each Local Currency Loan shall be made as part of a Borrowing consisting of Local Currency Loans made by the Local Currency Lenders ratably in accordance with the applicable Local Currency Lender Maximum Borrowing Amounts, provided, however, that the failure of any Local Currency Lender to make any Local Currency Loan shall not in itself relieve any other Local Currency Lender of its obligation to lend hereunder (it being understood, however, that no Local Currency Lender shall be responsible for the failure of any other Local Currency Lender to make any Local Currency Loan required to be made by such other Local Currency Lender). Each Competitive Loan shall be made in accordance with the procedures set forth in
Section 2.03. The Loans comprising any Borrowing shall be (i) in the case of Competitive Loans, in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $5,000,000, (ii) in the case of Standby Loans, in an aggregate principal amount which is an integral multiple of $5,000,000 and not less than $20,000,000 (or an aggregate principal amount equal to the remaining balance of the Available Commitments) and (iii) in the case of Local Currency Loans, in an aggregate principal amount which complies with the requirements set forth in the applicable Local Currency Addendum. All Standby Loans and Competitive Loans made pursuant to this Article II shall be denominated in Dollars.

                  (b) Each Competitive Borrowing shall be comprised entirely of Eurocurrency Competitive Loans or Fixed Rate Loans, and each Standby Borrowing shall be comprised entirely of Eurocurrency Standby Loans or ABR Loans, as the Borrower may request pursuant to Section 2.03 or 2.04, as applicable. Each Lender may at its option make any Eurocurrency Loan by causing any domestic or foreign branch, agency or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

                  (c) Subject to Section 2.05 and, in the case of any Local Currency Loan, to any alternative procedures set forth in the applicable Local Currency Addendum, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 12:00 noon, New York City time, and the Administrative Agent shall by 2:00 p.m., New York City time, credit the amounts so received to the account or accounts specified from time to time in one or more notices delivered by the

Company to the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Competitive Loans shall be made by the Lender or Lenders whose Competitive Bids therefor are accepted pursuant to Section 2.03 in the amounts so accepted. Standby Loans and Local Currency Loans shall be made by the Lenders and the Local Currency Lenders, as applicable, pro rata in accordance with Section 2.16. Unless the Administrative Agent shall have received notice from a Lender prior to the date (or, in the case of ABR Borrowings, on the date) of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount in the required currency. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon in such currency, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight funds. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

                  (d) Each Competitive Loan shall be a Eurocurrency Competitive Loan or a Fixed Rate Loan. Each Standby Loan shall be a Eurocurrency Standby Loan or an ABR Standby Loan. Each Local Currency Loan shall be a Eurocurrency Local Currency Loan or shall bear interest at a rate specified in the applicable Loan Currency Addendum.

                  (e) If any Issuing Bank shall not have received from a Borrower the payment required to be made by Section 2.23(e) within two hours after such Borrower shall have received notice from such Issuing Bank that payment of a draft presented under any Letter of Credit will be made, or, if the Borrower shall have received such notice later than 10:00 a.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day, as provided in Section 2.23(e), such Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Lender of such L/C Disbursement and its Applicable Share thereof. Each Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender's Applicable Share of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Loan of such Lender and shall bear interest as provided herein), and the Administrative Agent will promptly pay to the Issuing Bank any amounts so received by it from the Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to
Section 2.23(e) prior to the time that any Lender makes any payment pursuant to this paragraph 2.02(e); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Lender shall not have made its Applicable Share of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrowers severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the

Administrative Agent at (i) in the case of the Borrowers, a rate per annum equal to the interest rate applicable to Loans pursuant to Section 2.08, and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

                  SECTION 2.03. Competitive Bid Procedure. (a) In order to request Competitive Bids, a Borrower (the "Applicable Borrower") shall hand deliver or telecopy to the Administrative Agent a duly completed Competitive Bid Request in the form of Exhibit A-1 hereto, to be received by the Administrative Agent (i) in the case of a Eurocurrency Competitive Loan, not later than 10:00 a.m., New York City time, four Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before a proposed Competitive Borrowing. No ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-1 may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall promptly notify the Borrower of such rejection by telecopy. Each Competitive Bid Request shall refer to this Agreement and specify (w) whether the Borrowing then being requested is to be a Eurocurrency Borrowing or a Fixed Rate Borrowing, (x) the date of such Borrowing (which shall be a Business Day) and the aggregate principal amount thereof which shall be in a minimum principal amount of $10,000,000 and in an integral multiple of $5,000,000 and (y) the Interest Period with respect thereto (which may not end after the Maturity Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall telecopy to the Lenders a Notice of Competitive Bid Request inviting the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans.

                  (b) Each Lender invited to bid may, in its sole discretion, make one or more Competitive Bids to the Applicable Borrower responsive to such Borrower's Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Administrative Agent by telecopy, in the form of Exhibit A-3 hereto, (i) in the case of a Eurocurrency Competitive Loan, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing. A Lender may submit multiple bids to the Administrative Agent. Competitive Bids that do not conform substantially to the format of Exhibit A-3 may be rejected by the Administrative Agent, and the Administrative Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the principal amount (which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested) of the Competitive Loan or Loans that the Lender is willing to make, (y) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Loan or Loans and (z) the Interest Period and the last day thereof. If any Lender invited to bid shall elect not to make a Competitive Bid, such Lender shall so notify the Administrative Agent by telecopy (I) in the case of Eurocurrency Competitive Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (II) in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Loan as part of such Competitive Borrowing. A Competitive Bid submitted by a Lender pursuant to this paragraph (b) shall be irrevocable.

                  (c) The Administrative Agent shall as promptly as practicable notify the Borrower, by telecopy, of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each bid. The Administrative Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.03.

                  (d) The Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (c) above. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (c) above not more than one hour after it shall have been notified of such bids by the Administrative Agent pursuant to such paragraph (c); provided, however, that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (ii) the Borrower shall not accept a bid made at a particular Competitive Bid Rate if it has decided to reject a bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (iv) if the Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted to exceed the amount specified in the Competitive Bid Request, then the Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate, and (v) except pursuant to clause (iv) above, no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further, however, that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the Borrower. A notice given pursuant to this paragraph (d) shall be irrevocable.

                  (e) The Administrative Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopy, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

                  (f) No Competitive Borrowing shall be requested or made hereunder if after giving effect thereto any of the conditions set forth in paragraph (c) of Section 2.01 would not be met.

                  (g) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the Applicable Borrower one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their bids to the Administrative Agent pursuant to paragraph (b) above.

                  (h) All notices required by this Section 2.03 shall be given in accordance with Section 9.01.

                  SECTION 2.04. Standby and Local Currency Borrowing Procedure.
(a) In order to request a Standby Borrowing, a Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Standby Borrowing Request in the form of Exhibit A-5 (i) in the case of a Eurocurrency Standby

Loan, not later than 10:30 a.m., New York City time (or, if the Standby Borrowing request is delivered or telecopied to the Administrative Agent in London, 9:30 a.m., London time), three Business Days before such Borrowing, and
(ii) in the case of an ABR Borrowing, not later than 10:30 a.m., New York City time, on the day of such Borrowing. No Fixed Rate Loan shall be requested or made pursuant to a Standby Borrowing Request. Such notice shall be irrevocable and shall in each case specify (A) whether the Borrowing then being requested is to be a Eurocurrency Standby Loan or an ABR Borrowing; (B) the date of such Standby Borrowing (which shall be a Business Day) and the amount thereof; and
(C) if such Borrowing is to be a Eurocurrency Standby Loan, the Interest Period with respect thereto, which shall not end after the Maturity Date. If no election as to the Type of Standby Borrowing is specified in any such notice, then the requested Standby Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurocurrency Standby Loan is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Notwithstanding any other provision of this Agreement to the contrary, no Standby Borrowing shall be requested if the Interest Period with respect thereto would end after the Maturity Date. The Administrative Agent shall promptly advise each of the Lenders of any notice given pursuant to this
Section 2.04 and of each Lender's portion of the requested Borrowing.

                  (b) In order to request a Local Currency Borrowing, a Borrower shall give the notice required under the applicable Local Currency Addendum and shall simultaneously deliver a copy of such notice to the Administrative Agent.

                  SECTION 2.05. Conversion and Continuation of Standby Loans. Each Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (i) not later than 10:30 a.m., New York City time, on the day of the conversion, to convert all or any part of any Eurocurrency Standby Loan into an ABR Standby Loan, and (ii) not later than 10:30 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Standby Loan into a Eurocurrency Standby Loan or to continue any Eurocurrency Standby Loan as a Eurocurrency Standby Loan for an additional Interest Period, subject in each case to the following:

                  (a) if less than all the outstanding principal amount of any Standby Borrowing shall be converted or continued, the aggregate principal amount of the Standby Borrowing converted or continued shall be an integral multiple of $5,000,000 and not less than $20,000,000;

                  (b) accrued interest on a Standby Borrowing (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                  (c) if any Eurocurrency Standby Loan is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.15;

                  (d) any portion of a Standby Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurocurrency Standby Loan;

                  (e) any portion of a Eurocurrency Standby Loan which cannot be continued as a Eurocurrency Standby Loan by reason of clause (d) above shall be automatically converted at the end of the Interest Period in effect for such Eurocurrency Standby Loan into an ABR Borrowing;

                  (f) no Interest Period may be selected for any Eurocurrency Standby Borrowing that would end later than the Maturity Date; and

                  (g) at any time when there shall have occurred and be continuing any Default or Event of Default, no Standby Loan may be converted into or continued as a Eurocurrency Standby Loan.

                  Each notice pursuant to this Section 2.05 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Standby Borrowing to be converted or continued, (ii) whether such Standby Borrowing is to be converted to or continued as a Eurocurrency Standby Loan or an ABR Standby Loan, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Standby Borrowing is to be converted to or continued as a Eurocurrency Standby Loan, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurocurrency Standby Loan, the Borrower shall be deemed to have selected an Interest Period of one month's duration. If no notice shall have been given in accordance with this Section 2.05 to convert or continue any Standby Borrowing, such Standby Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Standby Loan.

                  SECTION 2.06. Fees. (a) The Company agrees to pay to each Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31 (with the first payment being due on December 31, 1996) and on each date on which the Commitment of such Lender shall be terminated as provided herein, a facility fee (a "Facility Fee"), at a rate per annum equal to the Applicable Percentage from time to time in effect on the amount of the Commitment of such Lender, whether used or unused, during the preceding quarter (or other period commencing on the Effective Date, or ending with the Maturity Date or any date on which the Commitment of such Lender shall be terminated). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. The Facility Fee due to each Lender shall commence to accrue on the Effective Date, and shall cease to accrue on the earlier of the Maturity Date and the termination of the Commitment of such Lender as provided herein.

                  (b) The Company agrees to pay the Administrative Agent, for its own account, the administrative and other fees separately agreed to by the Company and the Administrative Agent (the "Administrative Fees").

                  (c) The Company agrees to pay (i) to each Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31 and on the date on which the Commitment of such Lender shall be terminated as provided herein, a fee (an "L/C Participation Fee") calculated on such Lender's average daily L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the Effective Date or ending with the Maturity Date or the date on which the Commitment of such Lender shall be terminated) at a rate equal to the Applicable Percentage from time to time applicable for purposes of determining the interest rate on Borrowings comprised of Eurocurrency Loans pursuant to Section 2.08, and (ii) to the Issuing Bank with respect to each Letter of Credit the fees agreed upon by the Company and such Issuing Bank in the applicable Issuing Bank Agreement plus, in connection with the issuance, amendment or transfer of any Letter of Credit or any L/C Disbursement, the Issuing Bank's customary documentary and processing charges (collectively, the "Issuing Bank Fees"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. Notwithstanding the foregoing, in the case of any Letter of Credit that will expire later than the first anniversary of the issuance, amendment, renewal or extension thereof, the L/C Participation Fee and Issuing Bank Fees shall be increased by an amount to be agreed upon prior to such issuance, amendment, renewal or extension by the applicable Borrower, the applicable Issuing Bank and the Required Lenders.

                  (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders except that the Issuing Bank Fees shall be paid directly to the applicable Issuing Bank and the Administrative Fees shall be paid pursuant to paragraph (b) above. Once paid, none of the Fees shall be refundable under any circumstances.

                  SECTION 2.07. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby agrees that the outstanding principal balance of each Standby Loan or Local Currency Loan shall be payable on the Maturity Date (unless an earlier date is specified in the Local Currency Addendum relating to such Local Currency Loan) and that the outstanding principal balance of each Competitive Loan shall be payable on the last day of the Interest Period applicable thereto. Each Loan shall bear interest on the outstanding principal balance thereof as set forth in Section 2.08.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the currency of each Loan, the Borrower of each Loan, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.07 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

                  SECTION 2.08. Interest on Loans. (a) Subject to the provisions of Section 2.09, the Loans comprising each Eurocurrency Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (i) in the case of each Eurocurrency Standby Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage from time to time in effect, (ii) in the case of each Eurocurrency Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Margin offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.03 and (iii) in the case of each Eurocurrency Local Currency Loan, the LIBO Rate for the Interest Period in effect for such Loan plus any spread specified in the applicable Local Currency Addendum.

                  (b) Subject to the provisions of Section 2.09, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or

366 days, as the case may be, for periods during which the Alternate Base Rate is determined by reference to the Prime Rate and 360 days for other periods) at a rate per annum equal to the Alternate Base Rate.

                  (c) Subject to the provisions of Section 2.09, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.03.

                  (d) Subject to the provisions of Section 2.09, any Local Currency Loan that is not a Eurocurrency Loan shall bear interest at the rate or rates per annum set forth in the applicable Local Currency Addendum.

                  (e) Interest on each Loan shall be payable on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement or in an applicable Local Currency Addendum. The applicable LIBO Rate or Alternate Base Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.09. Default Interest. If a Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, such Borrower shall on demand from time to time from the Administrative Agent pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed as provided in Section 2.08(b)) equal to the Alternate Base Rate plus 2% (or, in the case of Local Currency Loans, such other rate as may be specified in the applicable Local Currency Addendum).

                  SECTION 2.10. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurocurrency Borrowing, the Administrative Agent shall have determined (i) that deposits in the currency and principal amounts of the Eurocurrency Loans comprising such Borrowing are not generally available in the London market or (ii) that reasonable means do not exist for ascertaining the LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination under clause (i) or (ii) above, until the Administrative Agent shall have advised the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any request by a Borrower for a Eurocurrency Competitive Loan pursuant to Section 2.03 shall be of no force and effect and shall be denied by the Administrative Agent, (y) any request by a Borrower for a Eurocurrency Standby Loan pursuant to Section 2.04(a) shall be deemed to be a request for an ABR Borrowing and (z) any request for a Eurocurrency Local Currency Loan pursuant to Section 2.04(b) and to a Local Currency Addendum shall be deemed to be a request for a Local Currency Loan bearing interest by reference to the rate specified in the applicable Local Currency Addendum (provided that if the requested Eurocurrency Local Currency Loan was to be made pursuant to a Local Currency Addendum in which no rate is specified such request shall be of no force and effect and shall be denied by the Administrative Agent). In the event the Required Lenders notify the Administrative Agent that the rates at which Dollar deposits are being offered will not adequately and fairly reflect the cost to such Lenders of making or maintaining Eurocurrency Loans in Dollars during such Interest Period, the Administrative Agent shall notify the applicable Borrower of such notice and until the Required Lenders shall have advised the Administrative Agent that the circumstances giving rise to such notice no longer exist, any request by such Borrower for a Eurocurrency Standby Loan shall be deemed a request for an

ABR Borrowing. Each determination by the Administrative Agent hereunder shall be made in good faith and shall be conclusive absent manifest error.

                  SECTION 2.11. Termination and Reduction of Commitments. (a) The Commitments shall be automatically terminated on the Maturity Date.

                  (b) Upon at least three Business Days' prior irrevocable telecopy notice to the Administrative Agent, the Company may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that (i) each partial reduction of the Total Commitment shall be in an integral multiple of $10,000,000 and in a minimum principal amount of $50,000,000 and (ii) no such termination or reduction shall be made (A) which would reduce the Total Commitment to an amount less than the sum of the aggregate Standby Credit Exposures, Competitive Loan Exposures and L/C Exposures or (B) which would reduce any Lender's Commitment to an amount that is less than the sum of such Lender's Standby Credit Exposure and L/C Exposure.

                  (c) Each reduction in the Total Commitment hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrowers shall pay to the Administrative Agent for the account of the Lenders, on the date of each reduction or termination of the Total Commitment, the Facility Fees on the amount of the Commitments terminated accrued through the date of such termination or reduction.

                  SECTION 2.12. Prepayment. (a) Each Borrower shall have the right at any time and from time to time to prepay any Standby Borrowing or Local Currency Borrowing, as the case may be, in whole or in part, upon giving telecopy notice (or telephone notice promptly confirmed by telecopy) to the Administrative Agent: (i) before 10:00 a.m., New York City time, three Business Days prior to prepayment, in the case of Eurocurrency Standby Loans, and (ii) before 10:00 a.m., New York City time, one Business Day prior to prepayment, in the case of ABR Standby Loans and (iii) in the case of Local Currency Loans, by such time as shall be specified in the applicable Local Currency Addendum; provided, however, that each partial prepayment shall be in an amount which is
(x) in the case of any Standby Borrowing, an integral multiple of $10,000,000 and not less than $50,000,000, and (ii) in the case of any Local Currency Borrowing, an amount in which prepayments are permitted to be made under the applicable Local Currency Addendum. No prepayment may be made in respect of any Competitive Borrowing.

                  (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.11, the Borrowers shall pay or prepay so much of the Standby Borrowings as shall be necessary in order that the sum of the aggregate Competitive Loan Exposures, Standby Credit Exposures and L/C Exposures will not exceed the Total Commitment, after giving effect to such termination or reduction.

                  (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the applicable Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to
Section 2.15 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

                  SECTION 2.13. Reserve Requirements; Change in Circumstances.
(a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall result in the imposition, modification or applicability of any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or any Issuing Bank, or shall result in the imposition on any Lender or the London interbank market of any other condition affecting this Agreement, such Lender's Commitment or any Eurocurrency Loan or Fixed Rate Loan made by such Lender or any Letter of Credit, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan or Fixed Rate Loan or of issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or such Issuing Bank to be material, then such additional amount or amounts as will compensate such Lender, or such Issuing Bank, as the case may be, for such additional costs or reduction will be paid by the Borrowers to such Lender, or such Issuing Bank, as the case may be, upon demand. Notwithstanding the foregoing, no Lender or Issuing Bank shall be entitled to request compensation under this paragraph with respect to any Competitive Loan or Letter of Credit if the change giving rise to such request was applicable to such Lender or Issuing Bank at the time of submission of the Competitive Bid or L/C Competitive Bid pursuant to which such Competitive Loan or Letter of Credit was made or issued.

                  (b) If any Lender or any Issuing Bank shall have determined that the adoption of any law, rule, regulation or guideline arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or Issuing Bank (or any lending office of such Lender or such Issuing Bank) or any Lender's or Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement, such Lender's Commitment or the Loans made or Letters of Credit issued by such Lender or Issuing Bank pursuant hereto to a level below that which such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or Issuing Bank to be material, then from time to time such additional amount or amounts as will compensate such Lender or Issuing Bank for such reduction will be paid by the Borrowers to such Lender or Issuing Bank.

                  (c) A certificate of any Lender or Issuing Bank setting forth such amount or amounts as shall be necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph
(a) or (b) above, as the case may be, shall be delivered to the Company and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

                  (d) Failure on the part of any Lender or Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's or Issuing Bank's right to demand compensation with respect to such period or any other period; provided, however, that no Lender or Issuing Bank shall be entitled to compensation under this
Section 2.13 for any costs incurred or reductions suffered with respect to any date unless it shall have notified the Company that it will demand compensation for such costs or reductions under paragraph (c) above not more than 90 days after the later of (i) such date and (ii) the date on which it shall have become aware of such costs or reductions. The protection of this Section shall be available to each Lender and Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

                  SECTION 2.14. Change in Legality. (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender or any of its Affiliates which shall be party to a Local Currency Addendum to make or maintain any Eurocurrency Loan or Local Currency Loan or to give effect to its obligations as contemplated hereby with respect to any Eurocurrency Loan or Local Currency Loan, or shall limit the convertibility into Dollars of any Local Currency (or make such conversion commercially impracticable), then, by written notice to the Company and to the Administrative Agent, such Lender may:

                  (i) declare that Eurocurrency Loans or Loans in any affected Local Currency will not thereafter be made by such Lender hereunder, whereupon such Lender shall not submit a Competitive Bid in response to a request for a Eurocurrency Competitive Loan, any request for a Eurocurrency Standby Loan shall, as to such Lender only, be deemed a request for an ABR Loan, and any request for a Local Currency Borrowing in such Local Currency shall be disregarded, unless such declaration shall be subsequently withdrawn; and

                  (ii) require that all outstanding Eurocurrency Loans in Dollars made by it be converted to ABR Loans and that all outstanding Local Currency Loans made by it in the affected Local Currency be promptly prepaid, in which event all such Eurocurrency Loans in Dollars shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below and all such Local Currency Loans shall be promptly prepaid.

In the event any Lender shall exercise its rights under (i) or (ii) above with respect to Eurocurrency Loans in Dollars, all payments and prepayments of principal which would otherwise have been applied to repay the Eurocurrency Loans that would have been made by such Lender or the converted Eurocurrency Loans, of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurocurrency Loans.

                  (b) For purposes of this Section 2.14, a notice by any Lender shall be effective as to each Eurocurrency Loan or Local Currency Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurocurrency Loan or Local Currency Loan; in all other cases such notice shall be effective on the date of receipt.

                  SECTION 2.15. Indemnity. The Borrowers shall indemnify each Lender against any out-of-pocket loss or expense which such Lender may sustain or incur as a consequence of (a) any failure to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.03,
2.04 or 2.05 or pursuant to any Local Currency Addendum, (b) any payment, prepayment or conversion, or assignment required under Section 2.20, of a Eurocurrency Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period, if any, applicable thereto, (c) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (d) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurocurrency Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, refinanced or not borrowed (assumed to be the LIBO Rate applicable thereto) for the period from the date of such payment, prepayment, refinancing or failure to borrow or refinance to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow or refinance the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or not borrowed or refinanced for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section shall be delivered to such Borrower and shall be conclusive absent manifest error.

                  SECTION 2.16. Pro Rata Treatment. Except as required under Sections 2.14 and 2.20, each payment of the Facility Fees and each reduction of the Commitments shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Standby Loans). Except as required under Section 2.14, each payment or repayment of principal of any Standby Borrowing and each refinancing or conversion of any Standby Borrowing shall be allocated pro rata among the Lenders in such Borrowing in accordance with the respective principal amounts of their outstanding Standby Loans comprising such Borrowing, and each payment of interest on any Standby Borrowing shall be allocated pro rata among the Lenders participating in such a Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Standby Loans comprising such Borrowing. Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining the Available Commitments of the Lenders at any time, each outstanding Competitive Borrowing shall be deemed to have utilized the Commitments of the Lenders (including those Lenders which shall not have made Loans as part of such Competitive Borrowing) pro rata in accordance with their respective Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole Dollar amount.

                  SECTION 2.17. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Standby Loan or Loans as a result of which the unpaid principal portion of its Standby Loans shall be proportionately less than the unpaid principal portion of the Standby Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Standby Loans of such other Lender, so that the aggregate unpaid principal amount of the Standby Loans and participations in the Standby Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Standby Loans then outstanding as the principal amount of its Standby Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Standby Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Any Lender holding a participation in a Standby Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing to such Lender by reason thereof as fully as if such Lender had made a Standby Loan in the amount of such participation.

                  SECTION 2.18. Payments. (a) The Borrowers shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement and any Fees or other amounts) hereunder from an account in the United States not later than 12:00 noon, local time at the place of payment, on the date when due in immediately available funds to the Administrative Agent at its offices at 270 Park Avenue, New York, New York (or, in the case of Local Currency Loans, such other time and place as shall be specified in the applicable Local Currency Addendum). Each such payment (other than principal of and interest on Local Currency Loans) shall be made in Dollars.

                  (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

                  SECTION 2.19. Taxes. (a) Any and all payments to the Lenders hereunder shall be made, in accordance with Section 2.18, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) income taxes imposed on the income of the Administrative Agent, any Lender or any Issuing Bank (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")) and (ii) franchise taxes imposed on the income, assets or net worth of the Administrative Agent, any Lender or any Issuing Bank (or Transferee), in each case by the jurisdiction under the laws of which the Administrative Agent, such Lender or such Issuing Bank (or Transferee) is organized or doing business (other than as a result of entering into this Agreement, performing any obligations hereunder, receiving any payments hereunder or enforcing any rights hereunder), or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, "Taxes"). If any Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder to any Lender (or any Transferee), the Administrative Agent or any Issuing Bank, (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19) such Lender (or Transferee), the Administrative Agent or such Issuing Bank (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrowers shall pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes").

                  (c) The Borrowers shall indemnify each Lender (or Transferee), the Administrative Agent and each Issuing Bank for the full amount of Taxes and Other Taxes paid by such Lender (or Transferee), the Administrative Agent or such Issuing Bank, as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by a Lender (or Transferee), Issuing Bank or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date any Lender (or Transferee), an Issuing Bank or the Administrative Agent, as the case may be, makes written demand therefor, which written demand shall be made within 60 days of the date such Lender (or Transferee), such Issuing Bank or the Administrative Agent receives written demand for payment of such Taxes or Other Taxes from the relevant Governmental Authority.

                  (d) If a Lender (or Transferee), an Issuing Bank or the Administrative Agent shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrowers, or with respect to which the Borrowers have paid additional amounts, pursuant to this Section 2.19, it shall promptly notify the Borrowers of the availability of such refund claim and shall, within 30 days after receipt of a request by the Borrowers, make a claim to such Governmental Authority for such refund at the Borrowers' expense. If a Lender (or Transferee), an Issuing Bank or the Administrative Agent receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 2.19, it shall within 30 days from the date of such receipt pay over such refund to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 2.19 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender (or Transferee), such Issuing Bank or the Administrative Agent and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrowers, upon the request of such Lender (or Transferee), such Issuing Bank or the Administrative Agent, agree to repay the amount paid over to the Borrowers (plus penalties, interest or other charges) to such Lender (or Transferee), such Issuing Bank or the Administrative Agent in the event such Lender (or Transferee), such Issuing Bank or the Administrative Agent is required to repay such refund to such Governmental Authority.

                  (e) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Borrowers to the relevant Governmental Authority, the Borrowers will deliver to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

                  (f) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.19 shall survive the payment in full of the principal of and interest on all Loans made hereunder and the expiration or cancellation of all Letters of Credit and the payment of all L/C Disbursements thereunder.

                  (g) Each Lender and Issuing Bank (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Company and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender or Issuing Bank claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender or Issuing Bank delivers a Form W-8, a certificate representing that such Non-U.S. Lender or Issuing Bank is not a bank for purposes of Section 881(c) of the Code, is not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Company and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender or Issuing Bank claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Company under this Agreement. Such forms shall be delivered by each Non-U.S. Lender or Issuing Bank on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender or Issuing Bank changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender or Issuing Bank shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender or Issuing Bank. Notwithstanding any other provision of this Section 2.19(g), a Non-U.S. Lender or Issuing Bank shall not be required to deliver any form pursuant to this Section 2.19(g) that such Non-U.S. Lender or Issuing Bank is not legally able to deliver.

                  (h) The Company shall not be required to indemnify any Non-U.S. Lender or Issuing Bank, or to pay any additional amounts to any Non-U.S. Lender or Issuing Bank, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender or Issuing Bank became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender or Issuing Bank designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Company; and provided further, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any Transferee, or Lender (or Transferee) or Issuing Bank through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) or Issuing Bank making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender or Issuing Bank to comply with the provisions of paragraph (g) above.

                  (i) Any Lender (or Transferee) or Issuing Bank claiming any indemnity payment or additional amounts payable pursuant to this Section 2.19 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Company or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the sole determination of such Lender (or Transferee) or Issuing Bank, be otherwise disadvantageous to such Lender (or Transferee) or Issuing Bank.

                  (j) Nothing contained in this Section 2.19 shall require any Lender (or Transferee), any Issuing Bank or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

                  SECTION 2.20. Duty to Mitigate; Assignment of Commitments Under Certain Circumstances. (a) Any Lender (or Transferee) or Issuing Bank claiming any additional amounts payable pursuant to Section 2.13 or Section 2.19 or exercising its rights under Section 2.14 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Company or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue or avoid the circumstances giving rise to such exercise and would not, in the sole determination of such Lender (or Transferee) or Issuing Bank, be otherwise disadvantageous to such Lender (or Transferee) or Issuing Bank.

                  (b) In the event that any Lender or Issuing Bank shall have delivered a notice or certificate pursuant to Section 2.13 or 2.14, or the Company shall be required to make additional payments to any Lender or Issuing Bank under Section 2.19, the Company shall have the right, at its own expense, upon notice to such Lender or Issuing Bank and the Administrative Agent, to require such Lender or Issuing Bank to transfer and assign without recourse, representation or warranty (in accordance with and subject to the restrictions contained in Section 9.04) all interests, rights and obligations contained hereunder to another financial institution approved by the Administrative Agent (which approval shall not be unreasonably withheld) which shall assume such obligations; provided that (i) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (ii) the assignee or the Company, as the case may be, shall pay to the affected Lender or Issuing Bank in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans and L/C Disbursements made by it hereunder and all other amounts accrued for its account or owed to it hereunder and shall cause all Letters of Credit issued by it to be canceled on such date.

                  SECTION 2.21. Terms of Local Currency Facilities. (a) The Company may in its discretion from time to time elect to borrow, or elect that one or more Borrowing Subsidiaries may borrow, Local Currency Loans on a revolving basis from any one or more Local Currency Lenders, with the consent of each such Local Currency Lender in its sole discretion, by delivering a Local Currency Addendum to the Administrative Agent and the Local Currency Lenders (through the Administrative Agent), executed by the Company, each such Borrowing Subsidiary and each such Local Currency Lender; provided, however, that on the effective date of such election, and after giving effect thereto, (i) an Exchange Rate with respect to each Local Currency covered by such Local Currency Addendum shall be determinable by reference to the Reuters currency pages (or comparable publicly available screen), (ii) no Default or Event of Default shall have occurred and be continuing and (iii) the aggregate amount of all Local Currency Facility Maximum Borrowing Amounts under all Local Currency Addenda at the time in effect shall not exceed $750,000,000. Each Borrower and, by agreeing to any Local Currency Addendum, each relevant Local Currency Lender, acknowledges and agrees that each reference in this Agreement to any Lender shall, to the extent applicable, be deemed to be a reference to such Local Currency Lender, subject to the second sentence of the definition of such term.

                  (b) Each Local Currency Addendum shall set forth (i) the maximum amount (expressed in Dollars and without duplication) available to be borrowed from all Local Currency Lenders under such Local Currency Addendum (as the same may be reduced from time to time pursuant to Section 2.22(c) or (d), a "Local Currency Facility Maximum Borrowing Amount") and (ii) with respect to each Local

Currency Lender party to such Local Currency Addendum, the maximum amount (expressed in Dollars and without duplication) available to be borrowed from such Local Currency Lender thereunder (as the same may be reduced from time to time pursuant to Section 2.22(c) or (d), a "Local Currency Lender Maximum Borrowing Amount"). In no event shall the aggregate of all Local Currency Lender Maximum Borrowing Amounts in respect of any Local Currency Lender at any time exceed such Lender's Commitment. Except as provided in Section 2.21(c), the making of Local Currency Loans by a Local Currency Lender under a Local Currency Addendum shall under no circumstances reduce the amount available to be borrowed from such Lender under any other Local Currency Addendum to which such Lender is a party.

                  (c) Except as otherwise required by applicable law, in no event shall the Local Currency Lenders have the right to accelerate the Local Currency Loans outstanding under any Local Currency Addendum, or to terminate their commitments (if any) thereunder to make Local Currency Loans prior to the stated termination date in respect thereof, except that such Local Currency Lenders shall, in each case, have such rights upon an acceleration of the Loans and a termination of the Commitments pursuant to Article VI, respectively. No Local Currency Loan may be made if (i) an Exchange Rate with respect to such Local Currency cannot be determined, (ii) a Default or an Event of Default shall have occurred and be continuing or would result therefrom or (iii) after giving effect thereto, (A) the sum of the aggregate principal amount of the Dollar Loans (other than Competitive Loans) and Local Currency Loans (Dollar Equivalent) of any Lender (and the Affiliates of such Lender that are Local Currency Lenders) then outstanding and the L/C Exposure of such Lender would exceed such Lender's Commitment, (B) the Dollar Equivalent of the aggregate principal amount of outstanding Local Currency Loans denominated in a specified Local Currency would exceed the applicable Local Currency Facility Maximum Borrowing Amount or (C) the sum of the aggregate Standby Credit Exposures, the aggregate L/C Exposures and the aggregate Competitive Loan Exposures would exceed the Total Commitment.

                  (d) The applicable Borrower and the applicable Local Currency Lenders, or, if so specified in the relevant Local Currency Addendum, an agent acting on their behalf, shall furnish to the Administrative Agent, promptly following the making, payment or prepayment of each Local Currency Loan, and at any other time at the request of the Administrative Agent, a statement setting forth the outstanding Local Currency Loans made under such Local Currency Addendum.

                  (e) The applicable Borrower shall furnish to the Administrative Agent copies of any amendment, supplement or other modification to the terms of any Local Currency Addendum promptly after the effectiveness thereof.

                  (f) The Company may terminate any Local Currency Addendum, if there are not any Loans outstanding thereunder, in its sole discretion (or, if there are Loans outstanding thereunder, with the consent of each Local Currency Lender party thereto), by written notice to the Administrative Agent, which notice shall be executed by the Company, each relevant Borrowing Subsidiary and, if their consent is required, each such Local Currency Lender. Once notice of such termination is received by the Administrative Agent, such Local Currency Addendum and the loans and other obligations outstanding thereunder shall immediately cease to be subject to the terms of this Agreement.

                  SECTION 2.22. Currency Fluctuations, etc. (a) Not later than 1:00 p.m., New York City time, on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to each Local Currency covered by a Local Currency Addendum and (ii) give notice thereof to the Lenders, the Company and the relevant Borrowing Subsidiaries. The

Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Reset Date") and shall remain effective until the next succeeding Reset Date.

                  (b) Not later than 5:00 p.m., New York City time, on each Reset Date and each Borrowing Date, the Administrative Agent shall (i) determine the Dollar Equivalent of the Local Currency Loans then outstanding (after giving effect to any Local Currency Loans to be made or repaid on such date) and (ii) notify the Lenders, the Company and the relevant Borrowing Subsidiaries of the results of such determination.

                  (c) If, on any Reset Date or any Borrowing Date (after giving effect to (i) any Loans to be made or repaid on such date and (ii) any amendment, supplement or other modification to any Local Currency Addendum effective on such date of which the Administrative Agent has received notice), the aggregate outstanding Dollar Standby Extensions of Credit of any Lender exceeds the Dollar Standby Credit Overage of such Lender (the amount of such excess being called the "Dollar Standby Credit Excess"), then such Lender's Local Currency Lender Maximum Borrowing Amount under each Local Currency Addendum to which such Lender is a party shall be reduced on such date by an amount equal to the product of such Dollar Standby Credit Excess times a fraction the numerator of which shall equal the Local Currency Lender Maximum Borrowing Amount under such Local Currency Addendum and the denominator of which shall equal the aggregate of the Local Currency Lender Maximum Borrowing Amounts of such Lender. After giving effect to any such reduction in Local Currency Lender Maximum Borrowing Amounts, the Local Currency Facility Maximum Borrowing Amount with respect to each Local Currency Addendum shall in turn be reduced to an amount equal to the aggregate of the Local Currency Lender Maximum Borrowing Amounts of all Lenders party to such Local Currency Addendum. Reductions in Local Currency Facility Maximum Borrowing Amounts and Local Currency Lender Maximum Borrowing Amounts pursuant to this Section 2.22(c) shall be effective until the amount thereof shall be recalculated by the Administrative Agent on the next succeeding Reset Date or Borrowing Date, and shall not be deemed to reduce the stated amount of any commitment of any Local Currency Lender in respect of any Local Currency Addendum.

                  (d) If, on any Reset Date or Borrowing Date (after giving effect to (i) any Loans to be made or repaid on such date, (ii) any amendment, supplement or other modification to any Local Currency Addendum effective on such date of which the Administrative Agent has received notice and (iii) any reduction in the Local Currency Facility Maximum Borrowing Amounts pursuant to
Section 2.22(c) effective on such date), the sum of (A) the aggregate outstanding Dollar Standby Extensions of Credit of all the Lenders, (B) the aggregate L/C Exposures and (C) the aggregate Competitive Loan Exposures exceed the Dollar Facility Overage (the amount of such excess being called the "Dollar Facility Excess"), then the Local Currency Facility Maximum Borrowing Amount under each Local Currency Addendum shall be reduced on such date by an amount equal to the product of such Dollar Facility Excess times a fraction the numerator of which shall equal the Local Currency Facility Maximum Borrowing Amount under such Local Currency Addendum and the denominator of which shall equal the aggregate of the Local Currency Facility Maximum Borrowing Amounts with respect to all Local Currency Addenda. Each such reduction in the Local Currency Facility Maximum Borrowing Amount under a Local Currency Addendum shall in turn reduce the respective Local Currency Lender Maximum Borrowing Amounts of each Local Currency Lender party to such Local Currency Addendum, pro rata on the basis of the respective Local Currency Lender Maximum Borrowing Amounts of such Local Currency Lenders immediately prior to such reduction. Reductions in Local Currency Facility Maximum Borrowing Amounts and Local Currency Lender Maximum Borrowing Amounts pursuant to this Section 2.22(d) shall be effective until the amount thereof shall be recalculated by the Administrative Agent on the next succeeding Reset Date or Borrowing

Date, and shall not be deemed to reduce the stated amount of any commitment of any Local Currency Lender in respect of any Local Currency Addendum.

                  (e) If, on any Reset Date, the Dollar Equivalent of the Local Currency Loans outstanding under a Local Currency Addendum exceeds 105% of the Local Currency Facility Maximum Borrowing Amount with respect thereto (after giving effect to any reductions therein effected pursuant to Section 2.22(c) or
(d) on such date), then the relevant Borrower shall, within three Business Days after notice thereof from the Administrative Agent, (i) increase the Local Currency Facility Maximum Borrowing Amount with respect to such Local Currency Facility in accordance with Section 2.21(e) and/or (ii) prepay Local Currency Loans, in either case in an aggregate amount such that, after giving effect thereto, (x) the Dollar Equivalent of all such Local Currency Loans shall be equal to or less than such Local Currency Facility Maximum Borrowing Amount and
(y) the Dollar Equivalent of the Local Currency Loans of each relevant Local Currency Lender shall be equal to or less than such Local Currency Lender's Local Currency Lender Maximum Borrowing Amount with respect to such Local Currency Addendum.

                  (f) If, on any Reset Date, the Standby Credit Exposure of any Lender exceeds 105% of such Lender's Commitment, then, within three Business Days after notice thereof from the Administrative Agent, the Company shall prepay and/or cause the relevant Borrowing Subsidiaries to prepay the Loans in accordance with this Agreement, in an aggregate amount such that, after giving effect thereto, the Standby Credit Exposure of such Lender shall be equal to or less than such Lender's Commitment.

                  (g) The Administrative Agent shall promptly notify the relevant Lenders of the amount of any reductions in Local Currency Facility Maximum Borrowing Amounts or Local Currency Lender Maximum Borrowing Amounts required pursuant to this Section 2.22.

                  SECTION 2.23. Letters of Credit. (a) General. The Borrowers may request the issuance of Letters of Credit, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, appropriately completed, for the accounts of the Borrowers, at any time and from time to time while the Commitments remain in effect. All Letters of Credit shall be denominated in Dollars. This Section shall not be construed to impose an obligation upon any Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the applicable Borrower shall hand deliver or telecopy to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph 2.23(c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. Following receipt of such notice and prior to the issuance of the requested Letter of Credit or the applicable amendment, renewal or extension, the Administrative Agent shall notify the Borrowers, each Lender and the applicable Issuing Bank of the amount of the Aggregate Credit Exposure after giving effect to (i) the issuance, amendment, renewal or extension of such Letter of Credit, (ii) the issuance or expiration of any other Letter of Credit that is to be issued or will expire prior to the requested date of issuance of such Letter of Credit and (iii) the borrowing or repayment of any Loans that (based upon notices delivered to the Administrative Agent by the Borrowers) are to be borrowed or repaid prior to the requested date of issuance of such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrowers shall be deemed to represent and warrant that, (i) after giving effect to such issuance, amendment, renewal or extension
(A) the L/C Exposure shall not exceed $350,000,000 and (B) the Aggregate Credit Exposure shall not exceed the Total Commitment and (ii) in the case of a Letter of Credit that will expire later than the first anniversary of such issuance, amendment, renewal or extension, the applicable Borrower, the applicable Issuing Bank and the Required Lenders shall have reached agreement on the fees to be applicable thereto as contemplated by the last sentence of Section 2.06(c).

                  (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date five years after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Maturity Date, unless such Letter of Credit expires by its terms on an earlier date; provided that a Letter of Credit shall not be issued (nor shall a Letter of Credit be amended, renewed or extended) that would result in the Aggregate Credit Exposure exceeding the Total Commitment. Compliance with the foregoing proviso shall be determined based upon the assumption that (i) each Letter of Credit remains outstanding and undrawn in accordance with its terms until its expiration date (taking into account any rights of renewal or extension that do not require written notice by or consent of the applicable Issuing Bank, in its sole discretion, in order to effect such renewal or extension) and (ii) the Commitments will not be reduced voluntarily pursuant to
Section 2.11(b).

                  (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the applicable Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Lender, and each such Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Share from time to time of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender's Applicable Share from time to time of each L/C Disbursement made by such Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(e). Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Reimbursement. If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the applicable Borrower shall pay to the Administrative Agent such L/C Disbursement not later than two hours after the Borrower shall have received notice from such Issuing Bank that payment of such draft will be made, or, if the Borrower shall have received such notice later than 10:00 a.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day.

                  (f) Obligations Absolute. The Borrowers' obligations to reimburse L/C Disbursements as provided in paragraph 2.23(e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

                  (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

                  (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

                  (iii) the existence of any claim, setoff, defense or other right that the Borrowers, any other party guaranteeing, or otherwise obligated with, the Borrowers, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, any Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                  (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                  (vi) any other act or omission to act or delay of any kind of any Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section , constitute a legal or equitable discharge of the Borrowers' obligations hereunder.

                  Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrowers hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of any Issuing Bank. However, the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by such Issuing Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that each Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) an Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of an Issuing Bank.

                  (g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the applicable Borrower of such demand for payment and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Lender notice thereof.

                  (h) Interim Interest. If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of such Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment or the date on which interest shall commence to accrue thereon as provided in paragraph 2.02(e) above, at the rate per annum that would apply to such amount if such amount were an ABR Loan.

                  (i) Resignation or Removal of an Issuing Bank. An Issuing Bank may resign at any time by giving 180 days' prior written notice to the Administrative Agent, the Lenders and the Borrowers, and may be removed at any time by the Borrowers by notice to the Issuing Bank, the Administrative Agent and the Lenders. Subject to the next succeeding paragraph, upon the acceptance of any appointment as an Issuing Bank hereunder by a successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrowers shall pay all accrued and unpaid fees pursuant to Section 2.06(c)(ii). The acceptance of any appointment as an Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrowers and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

                  (j) Additional Issuing Banks. The Borrowers may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of the Agreement. Any Lender designated as an issuing bank pursuant to this paragraph 2.23(j) shall, upon entering into an Issuing Bank Agreement with the Company, be deemed to be an "Issuing Bank" (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Banks and such Lender.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  Each Borrower represents and warrants to each of the Lenders that:

                  SECTION 3.01. Organization; Powers. Each Borrower and each of the Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (d) in the case of each Borrower, has the corporate power and authority to execute, deliver and perform its obligations under the Loan Documents and to borrow hereunder and thereunder.

                  SECTION 3.02. Authorization. The execution, delivery and performance by the Borrowers of this Agreement, the Issuing Bank Agreements, the promissory notes, if any, issued pursuant to Section 9.04(i) and each Local Currency Addendum (and by the Borrowing Subsidiaries of each Borrowing Subsidiary Agreement) and the Borrowings hereunder (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate action and (b) will not (i) violate (A) any provision of any law, statute, rule or regulation (including the Margin Regulations) or of the certificate of incorporation or other constitutive documents or by-laws of the Borrowers, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which any Borrower is a party or by which it or any of its property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any lien upon any property or assets of any Borrower.

                  SECTION 3.03. Enforceability. This Agreement and each Loan Document to which a Borrower is a party constitutes a legal, valid and binding obligation of each Borrower enforceable in accordance with its terms.

                  SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or other action by any Governmental Authority, other than those which have been taken, given or made, as the case may be, is or will be required with respect to any Borrower in connection with the Transactions.

                  SECTION 3.05. Financial Statements. (a) The Company has heretofore furnished to the Administrative Agent and the Lenders copies of its combined balance sheet and statement of income and cash flow as of and for the year ended December 31, 1995, and the six months ended June 30, 1996. Such financial statements present fairly, in all material respects, the consolidated combined financial condition and the results of operations of the Company and the Subsidiaries as of such dates and for such periods in accordance with GAAP.

                  (b) As of the Effective Date, there has been no material adverse change in the consolidated financial condition of the Company and the Subsidiaries taken as a whole from the financial condition reported in the financial statements referenced in paragraph (a) of this Section 3.05.

                  SECTION 3.06. Litigation; Compliance with Laws. (a) As of the Effective Date, there are no actions, proceedings or investigations filed or (to the knowledge of the Borrowers) threatened affecting any Borrower or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal which question the validity or legality of this Agreement, the Transactions or any action taken or to be taken pursuant to this Agreement and no order or judgment has been issued or entered restraining or enjoining any Borrower or any Subsidiary from the execution, delivery or performance of this Agreement nor is there any other action, proceeding or investigation filed or (to the knowledge of any Borrower or any Subsidiary) threatened against any Borrower or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal which would be reasonably likely to result in a Material Adverse Effect or materially restrict the ability of any Borrower to comply with its obligations under the Loan Documents.

                  (b) Neither any Borrower nor any Subsidiary is in violation of any law, rule or regulation (including any law, rule or regulation relating to the protection of the environment or to employee health or safety), or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would be reasonably likely to result in a Material Adverse Effect.

                  (c) No exchange control law or regulation materially restricts any Borrower from complying with its obligations in respect of any Loan or Letter of Credit or otherwise under this Agreement or any Local Currency Addendum.

                  SECTION 3.07. Federal Reserve Regulations. (a) Neither any Borrower nor any Subsidiary that will receive proceeds of the Loans hereunder is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                  (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to refund indebtedness originally incurred for such purpose, or for any other purpose which entails a violation of, or which is inconsistent with, the provisions of the Margin Regulations.

                  SECTION 3.08. Investment Company Act; Public Utility Holding Company Act. No Borrower is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 (the "1940 Act") or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 3.09. Use of Proceeds. All proceeds of the Loans and Letters of Credit shall be used for the purposes referred to in the recitals to this Agreement.

                  SECTION 3.10. Full Disclosure; No Material Misstatements. None of the representations or warranties made by any Borrower in connection with this Agreement as of the date such representations and warranties are made or deemed made, and no report, financial statement or other information furnished by or on behalf of any Borrower to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or the credit facilities established hereby, contains or will contain any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

                  SECTION 3.11. Taxes. Each Borrower and each of the material Subsidiaries have filed or caused to be filed all Federal, state and local tax returns which are required to be filed by them, and have paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by any of them, other than any taxes or assessments the validity of which is being contested in good faith by appropriate proceedings, and with respect to which appropriate accounting reserves have to the extent required by GAAP been set aside.

                  SECTION 3.12. Employee Pension Benefit Plans. The present aggregate value of accumulated benefit obligations of all unfunded and underfunded pension plans of the Company and its Subsidiaries (based on those assumptions used for disclosure in corporate financial statements in accordance with GAAP) did not, as of December 31, 1995, exceed by more than $77,000,000 the value of the assets of all such plans. Of such $77,000,000, $28,000,000 is attributable to employee pension plans in countries where the funding of such obligations is not required or customary and $49,000,000 relates to domestic pension plans where funding is not permitted under current tax regulations. In these cases the Company has recorded book reserves to meet the obligations.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

                  The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

                  SECTION 4.01. All Extensions of Credit. On the date of each Borrowing and on the date of each issuance of a Letter of Credit:

                  (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 or Section 2.04, as applicable, or, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank shall have been selected to issue such Letter of Credit as contemplated by Section 2.23.

                  (b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Borrowing or issuance of a Letter of Credit with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                  (c) At the time of and immediately after such Borrowing or issuance of a Letter of Credit no Event of Default or Default shall have occurred and be continuing.

Each Borrowing and issuance of a Letter of Credit shall be deemed to constitute a representation and warranty by each Borrower on the date of such Borrowing or issuance of a Letter of Credit as to the matters specified in paragraphs (b) and
(c) of this Section 4.01.

                  SECTION 4.02.  Effective Date.  On the Effective Date:

                  (a) The Administrative Agent shall have received a favorable written opinion of Margaret M. Foran, Esq., dated the Effective Date and addressed to the Lenders and satisfactory to the Lenders, the

Administrative Agent and Cravath, Swaine & Moore, counsel for the Administrative Agent, to the effect set forth in Exhibit D hereto.

                  (b) The Administrative Agent shall have received (i) a copy of the certificate of incorporation, including all amendments thereto, of the Company, certified as of a recent date by the Secretary of State of its state of incorporation, and a certificate as to the good standing of the Company as of a recent date from such Secretary of State; (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated the Effective Date and certifying
(A) that attached thereto is a true and complete copy of the by-laws of the Company as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation referred to in clause (i) above has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to such clause (i) and (D) as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of the Company; and (iii) a certificate of another officer of the Company as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above.

                  (c) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer of the Company, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

                  (d) The principal of and accrued and unpaid interest on any loans outstanding under the Existing Credit Facilities shall have been paid in full, all other amounts due in respect of the Existing Credit Facilities shall have been paid in full and the commitments to lend under the Existing Credit Facilities shall have been permanently terminated.

                  (e) The Administrative Agent shall have received any Fees or other amounts due and payable on or prior to the Effective Date.

                  SECTION 4.03. First Borrowing by Each Borrowing Subsidiary. On or prior to the first date on which Loans are made to or Letters of Credit are issued for the benefit of any Borrowing Subsidiary:

                  (a) The Lenders and any Issuing Banks shall have received the favorable written opinion of counsel satisfactory to the Administrative Agent, addressed to the Lenders and satisfactory to the Lenders, the Administrative Agent and Cravath, Swaine & Moore, counsel for the Administrative Agent, to the effect set forth in Exhibit D hereto.

                  (b) Each Lender and any Issuing Banks shall have received a copy of the Borrowing Subsidiary Agreement executed by such Borrowing Subsidiary.

                                    ARTICLE V

                                    COVENANTS

                  A. Affirmative Covenants. Each Borrower covenants and agrees with each Lender and the Administrative Agent that so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other amounts payable hereunder shall be unpaid or any Letters of Credit have not been canceled or have not expired or any amounts drawn thereunder have not been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, it will, and will cause each of the Subsidiaries to:

                  SECTION 5.01. Existence. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, except as expressly permitted under Section 5.09; provided, however, that nothing in this Section shall prevent the abandonment or termination of the existence, rights or franchises of any Subsidiary or any rights or franchises of any Borrower if such abandonment or termination is in the best interests of the Borrowers and is not disadvantageous in any material respect to the Lenders.

                  SECTION 5.02. Business and Properties. Comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority (including any of the foregoing relating to the protection of the environment or to employee health and safety), whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

                  SECTION 5.03. Financial Statements, Reports, Etc. In the case of the Company, furnish to the Administrative Agent for distribution to each
Lender:

                  (a) within 120 days after the end of each fiscal year, its consolidated balance sheet and the related consolidated statements of income and cash flows showing its consolidated financial condition as of the close of such fiscal year and the consolidated results of its operations during such year, all audited by Arthur Andersen LLP or other independent certified public accountants of recognized national standing selected by the Company and accompanied by an opinion of such accountants to the effect that such consolidated financial statements fairly present its financial condition and results of operations on a consolidated basis in accordance with GAAP (it being agreed that the requirements of this paragraph may be satisfied by the delivery pursuant to paragraph (d) below of an annual report on Form 10-K containing the foregoing);

                  (b) within 90 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related consolidated statements of income and cash flow showing its consolidated financial condition as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting its financial condition and results of operations on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments (it being agreed that the requirements of this paragraph may be satisfied by the delivery pursuant to paragraph (d) below of a quarterly report on Form 10-Q containing the foregoing);

                  (c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer certifying that, to the best of such Financial Officer's knowledge, no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

                  (d) promptly after the same become publicly available, copies of all reports on forms 10- K, 10-Q and 8-K filed by it with the SEC, or any Governmental Authority succeeding to any of or all the functions of the SEC, or, in the case of the Company, copies of all reports distributed to its shareholders, as the case may be;

                  (e) promptly, from time to time, such other information as any Lender shall reasonably request through the Administrative Agent; and

                  (f) concurrently with any delivery of financial statements under paragraph (a) or (b) above, calculations of the financial test referred to in Section 5.12.

                  SECTION 5.04. Insurance. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers, and maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses (it being understood that the Borrowers and their Subsidiaries may self-insure to the extent customary with companies similarly situated and in the same or similar businesses).

                  SECTION 5.05. Obligations and Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges imposed upon it or upon its income or profits or in respect of its property, as well as all other material liabilities, in each case before the same shall become delinquent or in default and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall, to the extent required by GAAP, have been set aside.

                  SECTION 5.06. Litigation and Other Notices. Give the Administrative Agent prompt written notice of the following (which the Administrative Agent shall promptly provide to the Lenders):

                  (a) the filing or commencement of, or any written threat or written notice of intention of any person to file or commence, any action, suit or proceeding which could reasonably be expected to result in a Material Adverse Effect;

                  (b) any Event of Default or Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto; and

                  (c)  any change in any of the Ratings.

                  SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Maintain financial records in accordance with GAAP and, upon reasonable notice, at all reasonable times, permit any authorized representative designated by the Administrative Agent to visit and inspect the properties of the Company and of any material Subsidiary and to discuss the affairs, finances and condition of the Company and any material Subsidiary with a Financial Officer of the Company and such other officers as the Company shall deem appropriate.

                  SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in the recitals to this Agreement.

                  B. Negative Covenants. Each Borrower covenants and agrees with each Lender and the Administrative Agent that so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other amounts payable hereunder shall be unpaid or any Letters of Credit have not been canceled or have not expired or any amounts drawn thereunder have not been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, it will not, and will not cause or permit any of the Subsidiaries to:

                  SECTION 5.09. Consolidations, Mergers, and Sales of Assets. Consolidate or merge with or into any other person or sell, lease or transfer all or substantially all of its property and assets, or agree to do any of the foregoing, unless (a) no Default or Event of Default has occurred and is continuing or would have occurred immediately after giving effect thereto, and
(b) in the case of a consolidation or merger or transfer of assets involving the Company and in which the Company is not the surviving corporation or sells, leases or transfers all or substantially all of its property and assets, the surviving corporation or person purchasing, leasing or receiving such property and assets is organized in the United States of America or a state thereof and agrees to be bound by the terms and provisions applicable to the Company hereunder.

                  SECTION 5.10. Limitations on Liens. In the case of the Company, create, suffer to be created, or assume (directly or indirectly) any mortgage, pledge or other lien upon any Principal Property, or permit any Restricted Subsidiary to create, suffer to be created, or assume (directly or indirectly) any mortgage, pledge or other lien upon any Principal Property; provided, however, that this covenant shall not apply to any of the following:

                  (a) any mortgage, pledge or other lien on any Principal Property hereafter acquired, constructed or improved by the Company or any Restricted Subsidiary which is created or assumed to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement, or any mortgage, pledge or other lien on any Principal Property existing at the time of acquisition thereof, provided, however, that the mortgage, pledge or other lien shall not extend to any Principal Property theretofore owned by the Company or any Restricted Subsidiary;

                  (b) any mortgage, pledge or other lien on any Principal Property existing on the date of this Agreement as described in
         Schedule 5.10;

                  (c) any mortgage, pledge or other lien existing upon any property of a company which is merged with or into or is consolidated into, or substantially all the assets or shares of capital stock of which are acquired by, the Company or a Restricted Subsidiary, at the time of such merger, consolidation or acquisition, provided that such mortgage, pledge or other lien does not extend to any other Principal Property, other than improvements to the property subject to such mortgage, pledge or other lien;

                  (d) any pledge or deposit to secure payment of workers' compensation or insurance premiums, or in connection with tenders, bids, contracts (other than contracts for the payment of money) or leases;

                  (e) any pledge of, or other lien upon, any assets as security for the payment of any tax, assessment or other similar charge by any Governmental Authority or public body, or as security required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or right;

                  (f) any pledge or lien necessary to secure a stay of any legal or equitable process in a proceeding to enforce a liability or obligation contested in good faith by the Company or a Restricted Subsidiary or required in connection with the institution by the Company or a Restricted Subsidiary of any legal or equitable proceeding to enforce a right or to obtain a remedy claimed in good faith by the Company or a Restricted Subsidiary, or required in connection with any order or decree in any such proceeding or in connection with any contest of any tax or other governmental charge; or the making of any deposit with or the giving of any form of security to any governmental agency or any body created or approved by law or governmental regulation in order to entitle the Company or a Restricted Subsidiary to maintain self-insurance or to participate in any fund in connection with workers' compensation, unemployment insurance, old age pensions or other social security or to share in any provisions or other benefits provided for companies participating in any such arrangement or for liability on insurance of credits or other risks;

                  (g) any mechanics', carriers', workmen's, repairmen's, or other like liens, if arising in the ordinary course of business, in respect of obligations which are not overdue or liability for which is being contested in good faith by appropriate proceedings;

                  (h) any lien or encumbrance on property in favor of the United States of America, or of any agency, department or other instrumentality thereof, to secure partial, progress or advance payments pursuant to the provisions of any contract;

                  (i) any mortgage, pledge or other lien securing any indebtedness incurred in any manner to finance or recover the cost to the Company or any Restricted Subsidiary of any physical property, real or personal, which prior to or simultaneously with the creation of such indebtedness shall have been leased by the Company or a Restricted Subsidiary to the United States of America or a department or agency thereof at an aggregate rental, payable during that portion of the initial term of such lease (without giving effect to any options of renewal or extension) which shall be unexpired at the date of the creation of such indebtedness, sufficient (taken together with any amounts required to be paid by the lessee to the lessor upon any termination of such lease) to pay in full at the stated maturity date or dates thereof the principal of and the interest on such indebtedness;

                  (j) any mortgage, pledge or other lien securing indebtedness of a Restricted Subsidiary to the Company or a Restricted Subsidiary, provided that in the case of any sale or other disposition of such indebtedness by the Company or such Restricted Subsidiary, such sale or other disposition shall be deemed to constitute the creation of another mortgage, pledge or other lien not permitted by this clause (j);

                  (k) any mortgage, pledge or other lien affecting property of the Company or any Restricted Subsidiary securing indebtedness of the United States of America or a State thereof (or any instrumentality or agency of either thereof) issued in connection with a pollution control or abatement program required in the opinion of the Company to meet environmental criteria of the Company or any Restricted Subsidiary and the proceeds of which indebtedness have financed the cost of acquisition of such program;

                  (l) the renewal, extension, replacement or refunding of any mortgage, pledge, lien, deposit, charge or other encumbrance permitted by the foregoing provisions of this covenant upon the same property theretofore subject thereto, or the renewal, extension, replacement or refunding of the amount secured thereby, provided that in each case such amount outstanding at that time shall not be increased; or

                  (m) any other mortgage, pledge or other lien, provided that immediately after the creation or assumption of such mortgage, pledge or other lien, the total of (x) the aggregate principal amount of indebtedness of the Company and all Restricted Subsidiaries secured by all mortgages, pledges and other liens created or assumed under the provisions of this clause (m), plus (y) the aggregate amount of Capitalized Lease-Back Obligations of the Company and Restricted Subsidiaries under the entire unexpired terms of all leases entered into in connection with sale and lease-back transactions which would have been precluded by the provisions of Section 5.11 but for the satisfaction of the condition set forth in clause (b) thereof, shall not exceed an amount equal to 10% of Consolidated Net Tangible Assets.

The lease of any property by the Company or a Restricted Subsidiary and rental obligations with respect thereto (whether or not arising out of a sale and lease-back of properties and whether or not in accordance with GAAP such property is carried as an asset and such rental obligations are carried as indebtedness on the Company's or a Restricted Subsidiary's balance sheet) shall not in any event be deemed to be the creation of a mortgage, pledge or other lien.

                  SECTION 5.11. Limitations on Sale and Leaseback Transactions. In the case of the Company or any Restricted Subsidiary, enter into any arrangement with any person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property (except for temporary leases for a term of not more than three years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries), which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person more than 120 days after the acquisition thereof or the completion of construction and commencement of full operation thereof, unless either (a) the Company shall apply an amount equal to the greater of the Fair Value of such property or the net proceeds of such sale, within 120 days of the effective date of any such arrangement, to the retirement (other than any mandatory retirement or by way of payment at maturity) of Indebtedness or to the acquisition, construction, development or improvement of properties, facilities or equipment used for operating purposes which are, or upon such acquisition, construction, development or improvement will be, a Principal Property or a part thereof; or (b) at the time of entering into such arrangement, such Principal Property could have been subjected to a mortgage, pledge or other lien securing indebtedness of the Company or a Restricted Subsidiary in a principal amount equal to the Capitalized Lease-Back Obligations with respect to such Principal Property under paragraph (m) of Section 5.10.

                  SECTION 5.12. Consolidated Total Debt to Consolidated EBITDA. Permit the ratio of (a) Consolidated Total Debt to (b) Consolidated EBITDA at the end of and for any period of four consecutive fiscal quarters to exceed 5.0 to 1.0.


                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  In case of the happening of any of the following events (each an "Event of Default"):

                  (a) any representation or warranty made or deemed made in or in connection with the execution and delivery of this Agreement or any Local Currency Addenda or the Borrowings or issuances of Letters of Credit hereunder shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

                  (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                  (c) default shall be made in the payment of any interest on any Loan or L/C Disbursement or any Fee or any other amount (other than an amount referred to in paragraph (b) above) due hereunder, when and as the same shall become due and payable, and such default shall continue unremedied for a period of ten days;

                  (d) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 5.01, 5.09, 5.10, 5.11 or 5.12 or in any Local Currency Addendum and, in the case of any default under Section 5.10, such default shall continue for 30 days;

                  (e) default shall be made in the due observance or performance of any covenant, condition or agreement contained herein or in any other Loan Document (other than those specified in clauses (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Company;

                  (f) the Company or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $20,000,000, beyond the period of grace, if any, provided in the agreement or instrument under which such Indebtedness was created or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness, or any other event shall occur or condition shall exist, beyond the period of grace, if any, provided in such agreement or instrument, if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice) to cause, such Indebtedness to become due prior to its stated maturity;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company, or of a substantial part of the property or assets of the Company or any Subsidiary with assets having a gross book value in excess of $25,000,000, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of the property or assets of the Company or any Subsidiary with assets having a gross book value in excess of $25,000,000 or (iii) the winding up or liquidation of the Company; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) the Company or any Subsidiary with assets having a gross book value in excess of $25,000,000 shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of the property or assets of the Company, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

                  (i) one or more final judgments shall be entered by any court against the Company or any of the Subsidiaries for the payment of money in an aggregate amount in excess of $100,000,000, and such judgment or judgments shall not have been paid, covered by insurance, discharged or stayed for a period of 60 days, or a warrant of attachment or execution or similar process shall have been issued or levied against property of the Company or any of the Subsidiaries to enforce any such judgment or judgments;

                  (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect; or

                  (k) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Company or any Subsidiary with assets having a gross book value in excess of $25,000,000 described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Company, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived anything contained herein to the contrary notwithstanding, (iii) require the Borrowers to deposit with the Administrative Agent cash collateral in an amount equal to the aggregate L/C Exposures to secure the Borrowers' reimbursement obligations under Section 2.23; and, in the case of any event with respect to the Company or any Subsidiary having a gross book value in excess of $25,000,000 described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived anything contained herein to the contrary notwithstanding, and the Borrowers shall deposit with the Administrative Agent cash collateral in an amount equal to the aggregate L/C Exposure to secure the Borrowers' reimbursement obligations under Section 2.23.


                                   ARTICLE VII

                                    GUARANTEE

                  The Company unconditionally and irrevocably guarantees the due and punctual payment and performance, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, of the Guaranteed Obligations. The Company further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from it and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligations.

                  The Company waives presentment to, demand of payment from and protest to the Borrowing Subsidiaries of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of the Company hereunder shall not be affected by
(a) the failure of any Lender to assert any claim or demand or to enforce any right or remedy against the Borrowing Subsidiaries under the provisions of this Agreement or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any guarantee or any other agreement; or (c) the failure of any Lender to exercise any right or remedy against any other guarantor of the Guaranteed Obligations.

                  The Company further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any Lender to any security, if any, held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on its books, in favor of the Borrowing Subsidiaries or any other person.

                  The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Company hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement, any guarantee or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of the Company as a matter of law or equity.

                  To the extent permitted by applicable law, the Company waives any defense based on or arising out of any defense available to the Borrowing Subsidiaries, including any defense based on or arising out of any disability of the Borrowing Subsidiaries, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrowing Subsidiaries, other than final payment in full of the Guaranteed Obligations. The Administrative Agent and the Lenders may, at their election, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, or exercise any other right or remedy available to them against the Borrowing Subsidiaries, or any security without affecting or impairing in any way the liability of the Company hereunder except to the extent the Guaranteed Obligations have been fully and finally paid. The Company waives any defense arising out of any such election even though such election operates to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Company against the Borrowing Subsidiaries or any security.

                  The Company further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Lender upon the bankruptcy or reorganization of any Borrowing Subsidiary or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent or any Lender may have at law or in equity against the Company by virtue hereof, upon the failure of any Borrowing Subsidiary to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Administrative Agent or any Lender, forthwith pay or cause to be paid to the Administrative Agent or such Lender in cash the amount of such unpaid Guaranteed Obligation.

                  The Company hereby irrevocably waives and releases any and all rights of subrogation, indemnification, reimbursement and similar rights which it may have against or in respect of the Borrowing Subsidiaries at any time relating to the Guaranteed Obligations, including all rights that would result in its being deemed a "creditor" of the Borrowing Subsidiaries under the United States Code as now in effect or hereafter amended, or any comparable provision of any successor statute.


                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

                  In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Administrative Agent on behalf of the Lenders and the Issuing Banks. Each of the Lenders and the Issuing Banks hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or Issuing Bank and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Banks, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Banks all payments of principal of and interest on the Loans and all other amounts due to the Lenders and the Issuing Banks hereunder, and promptly to distribute to each Lender or Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrowers of any Event of Default of which the

Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrowers pursuant to this Agreement as received by the Administrative Agent.

                  Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his or her own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrowers of any of the terms, conditions, covenants or agreements contained in this Agreement. The Administrative Agent shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or other instruments or agreements. The Administrative Agent may deem and treat the Lender which makes any Loan as the holder of the indebtedness resulting therefrom for all purposes hereof until it shall have received notice from such Lender, given as provided herein, of the transfer thereof. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrowers on account of the failure of or delay in performance or breach by any Lender or Issuing Bank of any of its obligations hereunder or to any Lender or Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or Issuing Bank or the Borrowers of any of their respective obligations hereunder or in connection herewith. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

                  The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent acceptable to the Company. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                  With respect to the Loans made by it hereunder, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent.

                  Each Lender agrees (i) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder or, if the Commitments shall have been terminated, the amount of its outstanding Loans and L/C Exposure) of any expenses incurred for the benefit of the Lenders by the Administrative Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrowers and (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by it under this Agreement to the extent the same shall not have been reimbursed by the Borrowers; provided that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative Agent or any of its directors, officers, employees or agents. Each Lender agrees that any allocation made in good faith by the Administrative Agent of expenses or other amounts referred to in this paragraph between this Agreement and the Facility A Credit Agreement shall be conclusive and binding for all purposes.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder or thereunder.


                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, as follows:

                  (a) if to any Borrower, to ITT Corporation, 1330 Avenue of the Americas, New York, New York 10019-5490, Attention of Ms. Elizabeth A. Tuttle (Telecopy No. 212-489-3995);

                  (b) if to the Administrative Agent, to The Chase Manhattan Bank Agency Services Corp., 140 East 45th Street, 29th Floor, New York, New York 10017, Attention of Mr. Chris Moriarty, (Telecopy No. 212-622-0002), with a copy to The Chase Manhattan Bank at 270 Park Avenue, New York, New York 10017, Re: ITT Corporation; and

                  (c) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.

                  SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and the Issuing Banks and shall survive the making by the Lenders of the Loans and issuance of Letters of Credit regardless of any investigation made by the Lenders or the Issuing Banks or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement is outstanding and unpaid, any Letter of Credit is outstanding or the Commitments have not been terminated. The provisions of Sections 2.13, 2.15, 2.19 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of any Letter of Credit, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement, or any investigation made by or on behalf of the Administrative Agent or any Lender.

                  SECTION 9.03. Binding Effect. This Agreement shall become effective on the Effective Date and when it shall have been executed by the Company and the Administrative Agent and when the Administrative Agent shall have received copies hereof (telecopied or otherwise) which, when taken together, bear the signature of each Lender, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrowers shall not have the right to assign any rights hereunder or any interest herein without the prior consent of all the Lenders.

                  SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any party that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns.

                  (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, the Company must give its prior written consent to such assignment (which consent, if required, shall not be unreasonably withheld in the event an Event of Default has occurred and is continuing), (ii) (x) each such assignment shall be made simultaneously with an assignment under the Facility A Credit Agreement, in each case on a pro rata basis, and (y) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, and an aggregate processing and recordation fee of $3,000, (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, and (iv) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 and the amount of the Commitment of such Lender remaining after such assignment shall not be less than $5,000,000 or shall be zero. Upon acceptance and recording pursuant to paragraph (e) of this

Section, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 9.05, as well as to any Fees accrued for its account hereunder and not yet paid)). Notwithstanding the foregoing, any Lender assigning its rights and obligations under this Agreement may retain any Competitive Loans made by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Loans so retained until such Loans have been repaid in full in accordance with this Agreement.

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or the financial condition of the Borrowers or the performance or observance by the Borrowers of any obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.03 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Administrative Agent shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and the principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by each party hereto, at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and the written consent of the Company to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.

                  (f) Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) each participating bank or other entity shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.15 and 2.19 to the same extent as if it were the selling Lender (and limited to the amount that could have been claimed by the selling Lender had it continued to hold the interest of such participating bank or other entity), except that all claims made pursuant to such Sections shall be made through such selling Lender, and (iv) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such selling Lender in connection with such Lender's rights and obligations under this Agreement.

                  (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender; provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement for the benefit of the Company whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any such information.

                  (h) The Borrowers shall not assign or delegate any rights and duties hereunder without the prior written consent of all Lenders.

                  (i) Any Lender may at any time pledge all or any portion of its rights under this Agreement to a Federal Reserve Bank; provided that no such pledge shall release any Lender from its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, each Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to such Borrower by the assigning Lender hereunder.

                  SECTION 9.05. Expenses; Indemnity. (a) The Borrowers agree to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with entering into this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof, or incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement or in connection with the Loans made or Letters of Credit issued hereunder or under any Local Currency Addendum, including the fees and disbursements of counsel for the Administrative Agent or, in the case of enforcement, the Lenders.

                  (b) The Borrowers agree to indemnify the Administrative Agent, the Issuing Banks, each Lender, each of their Affiliates and the directors, officers, employees and agents of the foregoing (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of (i) the consummation of the transactions contemplated by this Agreement, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of the Administrative Agent, the Issuing Banks or any Lender. All amounts due under this Section shall be payable on written demand therefor.

                  SECTION 9.06. APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 9.07. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Issuing Banks or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower or any Subsidiary in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest or fees on any Loan or for reimbursement of any L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby, (ii) increase the Commitment or decrease the Facility Fee, L/C Participation Fee of any Lender or other amounts due to any Lender without the prior written consent of such Lender, (iii) limit or release the guarantee set forth in Article VII, or (iv) amend or modify the provisions of Section 2.16 or Section 9.04(h), the provisions of this Section or the definition of the "Required Lenders", without the prior written consent of each Lender; provided further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Banks hereunder without the prior written consent of the Administrative Agent or the Issuing

Banks. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section and any consent by any Lender pursuant to this Section shall bind any assignee of its rights and interests hereunder.

                  SECTION 9.08. Entire Agreement. This Agreement, the agreements referenced in Section 2.06(b) and the letter agreement attached as Exhibit H constitute the entire contract among the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  SECTION 9.09. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 9.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

                  SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  SECTION 9.12. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or obligations of the Company and any Borrowing Subsidiary now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify the Company and the Administrative Agent after such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 9.13. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (A) EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY LOCAL CURRENCY ADDENDA OR ANY LETTER OF CREDIT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW

YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. SUBJECT TO THE FOREGOING AND TO PARAGRAPH (B) BELOW, NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY LOCAL CURRENCY ADDENDUM OR ANY LETTER OF CREDIT AGAINST ANY OTHER PARTY HERETO IN THE COURTS OF ANY JURISDICTION.

                  (B) EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR THEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY LOCAL CURRENCY ADDENDUM OR ANY LETTER OF CREDIT IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

                  (C) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.01. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                  SECTION 9.14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATION IN THIS SECTION.

                  SECTION 9.15. Addition of Borrowing Subsidiaries. Each Borrowing Subsidiary which shall deliver to the Administrative Agent a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company shall, upon such delivery and without further act, become a party hereto and a Borrower hereunder with the same effect as if it had been an original party to this Agreement.

                  SECTION 9.16. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

                  (b) The obligations of the Borrowers in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the

Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 9.16 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                              ITT CORPORATION, as Borrower,


                                by /s/  Elizabeth A. Tuttle
                                   ------------------------------------------
                                   Name:  Elizabeth A. Tuttle
                                   Title: Senior Vice President and Treasurer


                              THE CHASE MANHATTAN BANK, individually and as Administrative Agent,


                                by /s/  Joan F. Garvin
                                   ------------------------------------------
                                   Name:  Joan F. Garvin
                                   Title: Vice President


                              ARAB BANK PLC,


                                by /s/  Peter Boyadjian
                                   ------------------------------------------
                                   Name:  Peter Boyadjian
                                   Title: Senior Vice President


                              BANCA COMMERCIALE ITALIANA, NEW YORK
                              BRANCH,


                                by /s/  Charles Dougherty
                                   ------------------------------------------
                                   Name:  Charles Dougherty
                                   Title: Vice President

                                by /s/  Brian Carlson
                                   ------------------------------------------
                                   Name:  Brian Carlson
                                   Title: Assistant Vice President

                              BANCA CRT S.p.A.,

                                by /s/  Robert P. DeSantes
                                   ------------------------------------------
                                   Name:  Robert P. DeSantes
                                   Title: Vice President and Head of Corporate
                                           Banking

                              BANCA DI ROMA, NEW YORK BRANCH,

                                by /s/  Francesco Vitello
                                   ------------------------------------------
                                   Name:  Francesco Vitello
                                   Title: Assistant Vice President

                                by /s/  Ralph L. Riehle
                                   ------------------------------------------
                                   Name:  Ralph L. Riehle
                                   Title: First Vice President

                              BANCA NAZIONALE DEL LAVORO S.P.A.,
                              NEW YORK BRANCH,

                                by /s/  Giuliano Violetta
                                   ------------------------------------------
                                   Name:  Giuliano Violetta
                                   Title: First Vice President

                                by /s/  Giulio Giovine
                                   ------------------------------------------
                                   Name:  Giulio Giovine
                                   Title: Vice President

                              BANCA POPOLARE DI MILANO,

                                by /s/  Anthony Franco
                                   ------------------------------------------
                                   Name:  Anthony Franco
                                   Title: Executive Vice President &
                                           General Manager

                                by /s/  Nicholas Cinosi
                                   ------------------------------------------
                                   Name:  Nicholas Cinosi
                                   Title: Vice President

                              BANK AUSTRIA AG,

                                by /s/  J. Anthony Seay
                                   ------------------------------------------
                                   Name:  J. Anthony Seay
                                   Title: Vice President

                                by /s/  Jeanine Ball
                                   ------------------------------------------
                                   Name:  Jeanine Ball
                                   Title: Assistant Vice President

                              BANK OF AMERICA NT&SA,

                                by /s/  Amy S. Trapp
                                   ------------------------------------------
                                   Name:  Amy S. Trapp
                                   Title: Managing Director

                              BANK OF HAWAII,

                                by /s/  Susan McCarthy
                                   ------------------------------------------
                                   Name:  Susan McCarthy
                                   Title: Assistant Vice President

                              THE BANK OF NEW YORK,

                                by /s/  Peter H. Abdill
                                   ------------------------------------------
                                   Name:  Peter H. Abdill
                                   Title: Vice President

                              THE BANK OF NOVA SCOTIA,

                                by /s/  J. Alan Edwards
                                   ------------------------------------------
                                   Name:  J. Alan Edwards
                                   Title: Authorized Signatory

                              BANK OF TOKYO-MITSUBISHI TRUST COMPANY,

                                by /s/  Amanda S. Ryan
                                   ------------------------------------------
                                   Name:  Amanda S. Ryan
                                   Title: Vice President

                              BANKERS TRUST COMPANY,

                                by /s/  Mary Kay Coyle
                                   ------------------------------------------
                                   Name:  Mary Kay Coyle
                                   Title: Managing Director

                              BAYERISCHE LANDESBANK GIROZENTRALE,
                              CAYMAN ISLANDS BRANCH,

                                by /s/  W. Freudenberger
                                   ------------------------------------------
                                   Name:  W. Freudenberger
                                   Title: Executive Vice President and
                                           General Manager

                                by /s/  P. Obermann
                                   ------------------------------------------
                                   Name:  P. Obermann
                                   Title: Senior Vice President and
                                           Manager Lending Division

                              BZW DIVISION OF BARCLAYS BANK PLC,

                                by /s/  John C. Livingston
                                   ------------------------------------------
                                   Name:  John C. Livingston
                                   Title: Director

                              CIBC, INC.,

                                by /s/  Cheryl L. Root
                                   ------------------------------------------
                                   Name:  Cheryl L. Root
                                   Title: Director, CIBC Wood Gundy Securities
                                           Corp., AS AGENT

                              CITIBANK, N.A.,

                                by /s/  Elizabeth A. Polermo
                                   ------------------------------------------
                                   Name:  Elizabeth A. Polermo
                                   Title: Attorney-in-Fact

                              COMERICA BANK,

                                by /s/  Chris Georvassilis
                                   ------------------------------------------
                                   Name:  Chris Georvassilis
                                   Title: Vice President

                              COMMERZBANK AKTIENGESELLSCHAFT,
                              GRAND CAYMAN BRANCH,

                                by /s/  Robert J. Donohue
                                   ------------------------------------------
                                   Name:  Robert J. Donohue
                                   Title: Vice President

                                by /s/  Andrew R. Campbell
                                   ------------------------------------------
                                   Name:  Andrew R. Campbell
                                   Title: Assistant Cashier

                              COMMONWEALTH BANK OF AUSTRALIA,

                                by /s/  Loren I. Brenowitz
                                   ------------------------------------------
                                   Name:  Loren I. Brenowitz
                                   Title: Vice President & Senior Manager
                                           Risk Management

                              COMPAGNIE FINANCIERE DE CIC ET DE
                              L'UNION EUROPEENNE,

                                by /s/  Dora DeBlasi Hyduk
                                   ------------------------------------------
                                   Name:  Dora DeBlasi Hyduk
                                   Title: Vice President

                                by /s/  Albert M. Calo
                                   ------------------------------------------
                                   Name:  Albert M. Calo
                                   Title: Vice President

                              CREDIT LYONNAIS, NEW YORK BRANCH,

                                by /s/  Vladimir Labun
                                   ------------------------------------------
                                   Name:  Vladimir Labun
                                   Title: First  Vice President-Manager

                              CREDIT SUISSE,

                                by /s/  Robert B. Potter
                                   ------------------------------------------
                                   Name:  Robert B. Potter
                                   Title: Member of Senior Management

                                by /s/  David W. Kratovil
                                   ------------------------------------------
                                   Name:  David W. Kratovil
                                   Title: Member of Senior Management

                              CREDITO ITALIANO, S.P.A.,

                                by /s/  Harmon P. Butler
                                   ------------------------------------------
                                   Name:  Harmon P. Butler
                                   Title: First  Vice President

                                by /s/  Saiyed A. Abbas
                                   ------------------------------------------
                                   Name:  Saiyed A. Abbas
                                   Title: Assistant  Vice President

                              THE DAI-ICHI KANGYO BANK, LTD.,
                              NEW YORK BRANCH,

                                by /s/  Bertram Tang
                                   ------------------------------------------
                                   Name:  Bertram Tang
                                   Title: Assistant  Vice President


                              DEUTSCHE BANK AG, NEW YORK BRANCH
                              AND/OR CAYMAN ISLANDS BRANCH,

                                by /s/  Hans-Josef Thiele
                                   ------------------------------------------
                                   Name:  Hans-Josef Thiele
                                   Title: Vice President

                                by /s/  Flore F. Blaise Williams
                                   ------------------------------------------
                                   Name:  Flore F. Blaise Williams
                                   Title: Vice President

                              DRESDNER BANK AG, NEW YORK BRANCH,
                              AND GRAND CAYMAN BRANCH,

                                by /s/  Andrew K. Mittag
                                   ------------------------------------------
                                   Name:  Andrew K. Mittag
                                   Title: Vice President

                                by /s/  Anthony Berti
                                   ------------------------------------------
                                   Name:  Anthony Berti
                                   Title: AT

                              FIRST HAWAIIAN BANK,

                                by /s/  Kathryn A. Plumb
                                   ------------------------------------------
                                   Name:  Kathryn A. Plumb
                                   Title: Vice President

                              THE FIRST NATIONAL BANK OF BOSTON,

                                by /s/  Paul Sassieni
                                   ------------------------------------------
                                   Name:  Paul Sassieni
                                   Title: Vice President


                              FLEET BANK, N.A.,

                                by /s/  John T. Harrison
                                   ------------------------------------------
                                   Name:  John T. Harrison
                                   Title: Vice President

                              THE FUJI BANK, LIMITED,

                                by /s/  Masanobu Kobayashi
                                   ------------------------------------------
                                   Name:  Masanobu Kobayashi
                                   Title: Vice President & Manager

                              GENERALE BANK, NEW YORK BRANCH,

                                by /s/  P. Pollaert
                                   ------------------------------------------
                                   Name:  P. Pollaert
                                   Title: Senior  Vice President

                                by /s/  E. Matthews
                                   ------------------------------------------
                                   Name:  E. Matthews
                                   Title: Senior  Vice President

                              THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                              NEW YORK BRANCH,

                                by /s/  John V. Veltri
                                   ------------------------------------------
                                   Name:  John V. Veltri
                                   Title: Senior  Vice President

                              ISTITUTO BANCARIO SAN PAOLO DI TORINO
                              SPA,

                                by /s/  Wendell Jones
                                   ------------------------------------------
                                   Name:  Wendell Jones
                                   Title: Vice President

                                by /s/  Ettore Viazzo
                                   ------------------------------------------
                                   Name:  Ettore Viazzo
                                   Title: Vice President

                              KREDIETBANK N.V.,

                                by /s/  Armen Karozichian
                                   ------------------------------------------
                                   Name:  Armen Karozichian
                                   Title: Vice President

                                by /s/  Robert Snauffer
                                   ------------------------------------------
                                   Name:  Robert Snauffer
                                   Title: Vice President

                              LLOYDS BANK PLC,

                                by /s/  Paul D. Briamonte
                                   ------------------------------------------
                                   Name:  Paul D. Briamonte
                                   Title:  Vice President

                                by /s/  Theodore R.  Walser
                                   ------------------------------------------
                                   Name:  Theodore R. Walser
                                   Title:  Senior  Vice President

                              LTCB TRUST COMPANY,

                                by /s/  Rene LeBlanc
                                   ------------------------------------------
                                   Name:  Rene LeBlanc
                                   Title: Senior  Vice President

                              THE MITSUBISHI TRUST AND BANKING
                              CORPORATION,

                                by /s/  Patricia Loret de Mola
                                   ------------------------------------------
                                   Name:  Patricia Loret de Mola
                                   Title: Senior  Vice President

                              MORGAN GUARANTY TRUST COMPANY OF
                              NEW YORK,

                                by /s/  George J. Stapleton
                                   ------------------------------------------
                                   Name:  George J. Stapleton
                                   Title:  Vice President

                              NATIONAL WESTMINSTER BANK PLC, NASSAU
                              BRANCH,

                                by /s/  Anne Marie Torre
                                   ------------------------------------------
                                   Name:  Anne Marie Torre
                                   Title: Vice President

                              NATIONSBANK, N.A.,

                                by /s/  Sally L. Hazard
                                   ------------------------------------------
                                   Name:  Sally L. Hazard
                                   Title: Senior Vice President

                              THE NORTHERN TRUST COMPANY,

                                by /s/  Joseph Yacullo
                                   ------------------------------------------
                                   Name:  Joseph Yacullo
                                   Title: Vice President

                              PNC BANK, NATIONAL ASSOCIATION,

                                by /s/  Denise D. Killen
                                   ------------------------------------------
                                   Name:  Denise D. Killen
                                   Title: Vice President

                              ROYAL BANK OF CANADA,

                                by /s/  John M. Crawford
                                   ------------------------------------------
                                   Name:  John M. Crawford
                                   Title: Senior Manager Corp. Banking

                              THE SAKURA BANK, LIMITED, NEW YORK
                              BRANCH,

                                by /s/  Yasumasa Kikuchi
                                   ------------------------------------------
                                   Name:  Yasumasa Kikuchi
                                   Title: Senior Vice President

                              THE SANWA BANK LIMITED, NEW YORK
                              BRANCH,

                                by /s/  Stephen C. Small
                                   ------------------------------------------
                                   Name:  Stephen C. Small
                                   Title: Vice President & Area Manager

                              SOCIETE GENERALE,

                                by /s/  Sedare Coradin
                                   ------------------------------------------
                                   Name:  Sedare Coradin
                                   Title: Vice President

                              THE SUMITOMO BANK, LIMITED, NEW YORK
                              BRANCH,

                                by /s/  Yoshinori Kawamura
                                   ------------------------------------------
                                   Name:  Yoshinori Kawamura
                                   Title: Joint General Manager

                              THE SUMITOMO TRUST & BANKING CO., LTD.
                              LOS ANGELES AGENCY,

                                by /s/  Eleanor Chan
                                   ------------------------------------------
                                   Name:  Eleanor Chan
                                   Title: Manager & Vice President

                              SUNTRUST BANK, ATLANTA,

                                by /s/  May M. Smith
                                   ------------------------------------------
                                   Name:  May M. Smith
                                   Title: Banking Officer

                                by /s/  Craig W. Farnsworth
                                   ------------------------------------------
                                   Name:  Craig W. Farnsworth
                                   Title: Vice President & Manager

                              SWISS BANK CORPORATION, NEW YORK
                              BRANCH,

                                by /s/  Karen Mayrose
                                   ------------------------------------------
                                   Name:  Karen Mayrose
                                   Title: Associate Director
                                           Banking Finance Support, N.A.

                                by /s/  Ernst Schirmer
                                   ------------------------------------------
                                   Name:  Ernst Schirmer
                                   Title: Director, Credit Risk Management

                              THE TOKAI BANK, LIMITED,

                                by /s/  Stuart M. Schulman
                                   ------------------------------------------
                                   Name:  Stuart M. Schulman
                                   Title: Deputy General Manager

                              UNION BANK OF SWITZERLAND, NEW YORK
                              BRANCH,

                                by /s/  Laurent J. Chaix
                                   ------------------------------------------
                                   Name:  Laurent J. Chaix
                                   Title: Vice President

                                by /s/  Robert H. Riley III
                                   ------------------------------------------
                                   Name:  Robert H. Riley III
                                   Title: Managing Director


                              WELLS FARGO BANK, N.A.,

                                by /s/  Michael Cordas
                                   ------------------------------------------
                                   Name:  Michael Cordas
                                   Title: Vice President

                              WESTDEUTSCHE LANDESBANK
                              GIROZENTRALE, NEW YORK AND CAYMAN
                              ISLANDS BRANCHES,

                                by /s/  Salvatore Battinelli
                                   ------------------------------------------
                                   Name:  Salvatore Battinelli
                                   Title: Vice President, Credit Department

                                by /s/  Ralph White
                                   ------------------------------------------
                                   Name:    Ralph White
                                   Title:   Vice President

                              THE YASUDA TRUST AND BANKING COMPANY,
                              LIMITED, NEW YORK BRANCH,

                                by /s/  Rohn Laudenschlager
                                   ------------------------------------------
                                   Name:  Rohn Laudenschlager
                                   Title: Senior Vice President

                                                                     EXHIBIT A-1


                         FORM OF COMPETITIVE BID REQUEST

The Chase Manhattan Bank, as Administrative Agent for the Lenders referred to below, 270 Park Avenue
New York, NY 10017

Attention:  [                   ]

Dear Ladies and Gentlemen:

                  The undersigned, _______________ (the "Borrower"), refers to the Five-Year Competitive Advance and Revolving Credit Facility Agreement dated as of November 4, 1996 (as it may be amended, modified, extended or restated from time to time, the "5-Year Agreement"), among the Borrower, the Borrowing Subsidiaries parties thereto, the Lenders parties thereto and The Chase Manhattan Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the 5-Year Agreement. The Borrower hereby gives you notice pursuant to Section 2.03(a) of the 5-Year Agreement that it requests a Competitive Borrowing under the 5- Year Agreement, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

(A)  Date of Competitive Borrowing
     (which is a Business Day)                 ________________

(B)  Principal amount of
     Competitive Borrowing(1)                  ________________

(C)  Interest rate basis(2)                    ________________

(D)  Interest Period and the
     last day thereof(3)                       ________________



         Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.01(b) and (c) of the 5-Year Agreement have been satisfied.

                                      Very truly yours,

                                      [NAME OF BORROWER],

                                      by

                                         --------------------
                                         Name:
                                         Title: [Financial Officer]


-------------------------

(1)Not less than $10,000,000 (and in integral multiples of $5,000,000) or greater than the Total Commitment then available.

(2)Eurocurrency Competitive Loan or Fixed Rate Loan.

(3)Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

                                                                     EXHIBIT A-2


                    FORM OF NOTICE OF COMPETITIVE BID REQUEST


[Name of Lender]
[Address]


                                                                          [Date]

Attention:  [          ]

Dear Ladies and Gentlemen:

         Reference is made to the Five-Year Competitive Advance and Revolving Credit Facility Agreement dated as of November 4, 1996 (as it may hereafter be amended, modified, extended or restated from time to time, the "5-Year Agreement"), among ITT Corporation [,__________] (the "Borrower"), the Borrowing Subsidiaries parties thereto, the Lenders parties thereto and The Chase Manhattan Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the 5-Year Agreement. The Borrower made a Competitive Bid Request on , 19[ ], pursuant to Section 2.03(a) of the 5-Year Agreement, and in that connection you are invited to submit a Competitive Bid by [Date]/[Time].(1) Your Competitive Bid must comply with Section 2.03(b) of the 5-Year Agreement and the terms set forth below on which the Competitive Bid Request was made:

(A)  Date of Competitive Borrowing     ______________

(B)  Principal amount of               ______________
     Competitive Borrowing

(C)  Interest rate basis               ______________

(D)  Interest Period and the           ______________
     last day thereof


                                              Very truly yours,

                                              THE CHASE MANHATTAN BANK,
                                              as Administrative Agent,

                                              by

                                                --------------------
                                                Name:
                                                Title:
-----------------------

(1)The Competitive Bid must be received by the Administrative Agent (i) in the case of Eurocurrency Competitive Loans, not later than 10:00 a.m., New York City time, four Business Days before a proposed Competitive Borrowing, and (ii) in the case of Fixed Rate Loans, not later than 10:00 a.m., New York City time, one Business Day before a proposed Competitive Borrowing.

                                                                     EXHIBIT A-3


                             FORM OF COMPETITIVE BID


The Chase Manhattan Bank, as Administrative Agent for the Lenders referred to below, 270 Park Avenue
New York, N.Y. 10017

                                                                          [Date]

Attention:  [                ]

Dear Ladies and Gentlemen:

         The undersigned, [Name of Lender], refers to the Five-Year Competitive Advance and Revolving Credit Facility Agreement dated as of November 4, 1996 (as it may be amended, modified, extended or restated from time to time, the "5-Year Agreement"), among ITT Corporation (the "Borrower"), the Borrowing Subsidiaries parties thereto, the Lenders parties thereto and The Chase Manhattan Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the 5-Year Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.03(b) of the 5-Year Agreement, in response to the Competitive Bid Request made by the Borrower on _________________, 19[ ], and in that connection sets forth below the terms on which such Competitive Bid is made:

(A)  Principal Amount(1)        ______________

(B)  Competitive Bid Rate(2)    ______________

(C)  Interest Period and last
     day thereof                ______________


         The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the 5-Year Agreement, to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with Section 2.03(d) of the 5-Year Agreement.

                                           Very truly yours,

                                           [NAME OF LENDER],

                                            by

                                              --------------------------
                                               Name:
                                               Title:
--------
(1)Not less than $5,000,000 or greater than the requested Competitive Borrowing and in integral multiples of $1,000,000. Multiple bids will be accepted by the Administrative Agent.

(2)i.e., LIBO Rate + or _____%, in the case of Eurocurrency Competitive Loans or _____%, in the case of Fixed Rate Loans.

                                                                     EXHIBIT A-4


                  FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER


                                                                          [Date]


The Chase Manhattan Bank, as Administrative Agent for the Lenders referred to below
270 Park Avenue
New York, N.Y. 10017

Attention:  [                     ]

Dear Ladies and Gentlemen:

         The undersigned, _______________ (the "Borrower"), refers to the Five-Year Competitive Advance and Revolving Credit Facility Agreement dated as of November 4, 1996 (as it may be amended, modified, extended or restated from time to time, the "5-Year Agreement"), among the Borrower, the Borrowing Subsidiaries parties thereto, the Lenders parties thereto and The Chase Manhattan Bank, as Administrative Agent for the Lenders.

         In accordance with Section 2.03(c) of the 5-Year Agreement, we have received a summary of bids in connection with our Competitive Bid Request dated ___________________, and in accordance with Section 2.03(d) of the 5-Year Agreement, we hereby accept the following bids for maturity on [date]:

Principal Amount                    Fixed Rate/Margin         Lender
----------------                    -----------------         ------

     $                         [%]/[+/-.   %]
     $

We hereby reject the following bids:

Principal Amount                    Fixed Rate/Margin         Lender
----------------                    -----------------         ------

     $                         [%]/[+/-.   %]
     $

         The $__________ should be deposited in The Chase Manhattan Bank account
number [        ] on [date].


                                            Very truly yours,

                                            [NAME OF BORROWER],

                                            by

                                              ------------------------
                                              Name:
                                              Title:

                                                                     EXHIBIT A-5

                        FORM OF STANDBY BORROWING REQUEST


The Chase Manhattan Bank, as Administrative Agent
for the Lenders referred to below,
270 Park Avenue
New York, N.Y. 10017
                                                                          [Date]
Attention: [            ]

Dear Ladies and Gentlemen:

                  The undersigned, _______________ (the "Borrower"), refers to the Five-Year Competitive Advance and Revolving Credit Facility Agreement dated as of November 4, 1996 (as it may be amended, modified, extended or restated from time to time, the "5-Year Agreement"), among the Borrower, the Borrowing Subsidiaries parties thereto, the Lenders parties thereto and The Chase Manhattan Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the 5-Year Agreement. The Borrower hereby gives you notice pursuant to Section 2.04 of the 5-Year Agreement that it requests a Standby Borrowing under the 5-Year Agreement, and in that connection sets forth below the terms on which such Standby Borrowing is requested to be made:

(A)  Date of Standby Borrowing
     (which is a Business Day)        ______________

(B)  Principal amount of
     Standby Borrowing(1)             ______________

(C)  Interest rate basis(2)           ______________

(D)  Interest Period and the
     last day thereof(3)              ______________


         Upon acceptance of any or all of the Loans made by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.01(b) and (c) of the 5-Year Agreement have been satisfied.

                                                 Very truly yours,

                                                 [NAME OF BORROWER],

                                                  by

                                                     ----------------------
                                                     Name:
                                                     Title: [Financial Officer]

-----------------------

(1)Not less than $20,000,000 (and in integral multiples of $5,000,000) or greater than the Total Commitment then available.

(2)Eurocurrency Standby Loan or Fixed Rate Loan.

(3)Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

                                                                       EXHIBIT C


                                    [FORM OF]

                            ASSIGNMENT AND ACCEPTANCE

                                                           Dated:_________, 19__


         Reference is made to the Five-Year Competitive Advance and Revolving Credit Facility Agreement dated as of November 4, 1996 (the "5-Year Agreement"), among ITT Corporation (the "Company"), the Borrowing Subsidiaries parties thereto, the Lenders parties thereto (the "Lenders") and The Chase Manhattan Bank, as Administrative Agent for the Lenders. Terms defined in the 5-Year Agreement are used herein with the same meanings.

         1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the 5-Year Agreement, including, without limitation, the interests set forth below in the Commitment of the Assignor on the Effective Date and the Competitive Loans and Standby Loans owing to the Assignor which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.04 of the 5-Year Agreement, a copy of which has been received by each such party. From and after the Effective Date, (i) the Assignee shall be a party to and be bound by the provisions of the 5-Year Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the 5-Year Agreement.

         2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.19(g) of the 5-Year Agreement, duly completed and executed by such Assignee,
(ii) if the Assignee is not already a Lender under the 5-Year Agreement, an Administrative Questionnaire in the form of Exhibit B to the 5-Year Agreement and (iii) a processing and recordation fee of $3,000 (which shall include the assignment and acceptance processing and recordation fee arisung under the Facility A Credit Agreement occurring herewith).

         3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
(may not be fewer than 5 Business
Days after the Date of Assignment):

==================================================================================================================
                                                                                  Percentage Assigned of
                                                                              Facility/Commitment (set forth,
                                                                               to at least 8 decimals, as a
                                      Principal Amount Assigned (and          percentage of the Facility and
                                      identifying information as to            the aggregate Commitments of
Facility                              individual Competitive Loans)               all Lenders thereunder)
------------------------------------------------------------------------------------------------------------------
Commitment Assigned:
                                              $____________                            ___________ %

------------------------------------------------------------------------------------------------------------------
Standby Loans:                                $____________                            ___________ %

------------------------------------------------------------------------------------------------------------------
Competitive Loans:                            $____________                            ___________ %

==================================================================================================================


The terms set forth and on the reverse side      Accepted:
hereof are hereby agreed to:
                                                 ITT CORPORATION,


________________________________, as             by: ___________________________
Assignor,                                            Name:
                                                     Title:



by: ____________________________
    Name:
    Title:


________________________________,
as Assignee,


by: ____________________________
    Name:
    Title:

                                                                       EXHIBIT D


                                    [FORM OF]

                             OPINION OF COUNSEL FOR
                                ITT CORPORATION(1)

                  1. ITT Corporation (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (iii) is qualified to do business in every jurisdiction within the United States where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect on ITT Corporation, and (iv) has all requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement and to borrow funds thereunder.

                  2. The execution, delivery and performance by ITT Corporation of the Agreement and the borrowings of ITT Corporation thereunder (collectively, the "Transactions") (i) have been duly authorized by all requisite corporate action and (ii) will not (a) violate (1) any provision of law, statute, rule or regulation (including without limitation, the Margin Regulations), or of the certificate of incorporation or other constitutive documents or by-laws of ITT Corporation, (2) any order of any governmental authority or (3) any provision of any indenture, agreement or other instrument to which ITT Corporation is a party or by which it or its property is or may be bound, (b) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (c) result in the creation or imposition of any lien upon any property or assets of ITT Corporation.

                  3. The Agreement has been duly executed and delivered by ITT Corporation and constitutes a legal, valid and binding obligation of ITT Corporation enforceable against ITT Corporation in accordance with its terms, subject as to the enforceability of rights and remedies to any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' rights from time to time in effect.

                  4. No action, consent or approval of, registration or filing with, or any other action by, any government authority is or will be required in connection with the Transactions, except such as have been made or obtained and are in full force and effect.

                  5. Neither ITT Corporation nor any of its subsidiaries is (a) except as set forth in the next sentence, an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 (the "1940 Act") or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

------------------------------------

(1)Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Five-Year Competitive Advance and Revolving Credit Facility Agreement (the "Agreement") dated as of November 4, 1996, among ITT Corporation, the lenders listed in Schedule 2.01 thereto, and Chemical Bank, as Administrative Agent.

                                                                EXHIBIT E to the
                                                                Credit Agreement









                                     BORROWING SUBSIDIARY AGREEMENT dated as of
                           [   ], among ITT CORPORATION, a Nevada corporation
                           (the "Company"), [Name of Subsidiary], a [   ]
                           corporation ("the Subsidiary"), and The Chase Manhattan Bank, as administrative agent (the "Administrative Agent") for the lenders (the "Lenders") party to the 5-Year Competitive Advance and Revolving Credit Facility Agreement dated as of November 4, 1996, as amended (the "Agreement"), among the Company, the Administrative Agent and the Lenders.

                  Under the Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make competitive advance and revolving credit loans and to issue Letters of Credit to the Company and to Subsidiaries (as defined in the Agreement) of the Company which execute and deliver to the Administrative Agent Borrowing Subsidiary Agreements in the form of this Borrowing Subsidiary Agreement. The Company represents that the Subsidiary is a subsidiary (as so defined) of the Company and that the guarantee of the Company contained in Article VII of the Agreement applies to the obligations of the Subsidiary. In consideration of being permitted to borrow or have Letters of Credit issued under the Agreement upon the terms and subject to the conditions set forth therein, the Subsidiary agrees that from and after the date of this Borrowing Subsidiary Agreement it will be, and will be liable for the observance and performance of all the obligations of, a Borrowing Subsidiary under the Agreement, as the same may be amended from time to time, to the same extent as if it had been one of the original parties to the Agreement and that it will furnish to the Administrative Agent and the Lenders copies of its financial statements on an annual basis.

                  IN WITNESS WHEREOF, the Company and the Subsidiary have caused this Borrowing Subsidiary Agreement to be duly executed by their authorized officers as of the date first appearing above.

                                ITT CORPORATION,

                                  by
                                      ----------------------
                                      Name:
                                      Title:

                                [NAME OF SUBSIDIARY],

                                  by
                                      ----------------------
                                      Name:
                                      Title:

Accepted as of the date
first appearing above:

THE CHASE MANHATTAN BANK, as Administrative
Agent,

  by

      ----------------------
      Name:
      Title:

                                                                EXHIBIT F to the
                                                                Credit Agreement


                                    ISSUING BANK AGREEMENT dated as of [    ],
                           1995, between ITT CORPORATION, a Nevada corporation ("ITT") and the financial institution identified on
                           Schedule I hereto as the Issuing Bank (the "Issuing Bank").


                  Reference is made to the 5-Year Competitive Advance and Revolving Credit Facility Agreement dated as of November 4, 1996 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among ITT, the Borrowing Subsidiaries parties thereto, the Lenders named therein and The Chase Manhattan Bank, as Administrative Agent. ITT and the Issuing Bank desire to enter into this Agreement in order to provide for Letters of Credit to be issued by the Issuing Bank as contemplated by the Credit Agreement. Accordingly, the parties hereto agree as follows:

                  SECTION 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings specified in the Credit Agreement. The provisions of Section 1.02 of the Credit Agreement shall apply to this Agreement as though set forth herein.

                  SECTION 2. Letter of Credit Commitment. The Issuing Bank hereby agrees to be an "Issuing Bank" under, and, subject to the terms and conditions hereof and of the Credit Agreement, to issue Letters of Credit under, the Credit Agreement; provided, however, that Letters of Credit issued by the Issuing Bank hereunder shall be subject to the limitations, if any, set forth on
Schedule I hereto, in addition to the limitations set forth in the Credit Agreement.

                  SECTION 3. Issuance Procedure. In order to request the issuance of a Letter of Credit hereunder, the Account Party (or ITT on behalf of the applicable Account Party) shall hand deliver or telecopy a notice (specifying the information required by Section 2.23(b) of the Credit Agreement) to the Issuing Bank, at its address or telecopy number specified on Schedule I hereto (or such other address or telecopy number as the Issuing Bank may specify by notice to ITT), not later than the time of day (local time at such address) specified on Schedule I hereto prior to the proposed date of issuance of such Letter of Credit. A copy of such notice shall be sent, concurrently, by the applicable Account Party (or ITT on behalf of the applicable Account Party) to the Administrative Agent in the manner specified for Borrowing Requests under the Credit Agreement. Upon receipt of such notice, the Issuing Bank shall consult the Administrative Agent by telephone in order to determine (i) whether the conditions specified in the last sentence of Section 2.23(b) of the Credit Agreement will be satisfied in connection with the issuance of such Letter of Credit and (ii) whether the requested expiration date for such Letter of Credit complies with the proviso to Section 2.23(c) of the Credit Agreement.

                  SECTION 4. Issuing Bank Fees, Interest and Payments. The Issuing Bank Fees payable to the Issuing Bank in respect of Letters of Credit issued hereunder are specified on Schedule I hereto (and such fees shall be in addition to the Issuing Bank's customary documentary and processing charges in connection with the issuance, amendment or transfer of any Letter of Credit issued hereunder). Each payment of Issuing Bank Fees payable hereunder shall be made not later than 12:00 (noon), local time at the place of payment, on the date when due, in immediately available funds, to the account of the Issuing Bank specified on Schedule I hereto (or to such other account of the Issuing Bank as it may specify by notice to ITT).

                  SECTION 5. Credit Agreement Terms. Notwithstanding any provision hereof which may be construed to the contrary, it is expressly understood and agreed that (a) this Agreement is supplemental to the Credit Agreement and is intended to constitute an Issuing Bank Agreement, as defined therein (and, as such, constitutes an integral part of the Credit Agreement as though the terms of this Agreement were set forth in the Credit Agreement), (b) each Letter of Credit issued hereunder and each and every L/C Disbursement made under any such Letter of Credit shall constitute a "Letter of Credit" and an "L/C Disbursement", respectively, for all purposes of the Credit Agreement and the other Loan Documents, (c) the Issuing Bank's commitment to issue Letters of Credit hereunder and each and every Letter of Credit requested or issued hereunder shall be subject to the terms and conditions of the Credit Agreement and entitled to the benefits of the Loan Documents and (d) the terms and conditions of the Credit Agreement are hereby incorporated herein as though set forth herein in full and shall supersede any contrary provisions hereof.

                  SECTION 6. Assignment. The Issuing Bank may not assign its commitment to issue Letters of Credit hereunder without the consent of ITT and prior notice to the Administrative Agent. In the event of an assignment by the Issuing Bank of all its other interests, rights and obligations under the Credit Agreement, then the Issuing Bank's commitment to issue Letters of Credit hereunder shall terminate unless the Issuing Bank, ITT and the Administrative Agent otherwise agree.

                  SECTION 7. Effectiveness. This Agreement shall not be effective until counterparts hereof executed on behalf of each of ITT and the Issuing Bank have been delivered to and accepted by the Administrative Agent.


                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


                                       ITT CORPORATION,

                                       by
                                            ----------------------
                                            Name:
                                            Title:

                                       [ISSUING BANK],

                                       by
                                            -----------------------
                                            Name:
                                            Title:
Accepted:

THE CHASE MANHATTAN BANK, as
Administrative Agent,

  by
      ----------------------------
      Name:
      Title:

                                                                   SCHEDULE I to
                                                          Issuing Bank Agreement




A.    Issuing Bank:


B.    Issuing Bank's Address and
      Telecopy Number for Notices:




C.    Time of Day by Which Notices      A notice requesting the issuance of a
      Must be Received                  Letter of Credit must be received by the
                                        Issuing Bank by 10:00 a.m. (New York
                                        time) not less than five Business Days
                                        prior to the proposed date of issuance.



D.    Special Terms:                    The aggregate L/C Exposure in respect of
                                        Letters of Credit issued pursuant to
                                        this Agreement shall not exceed $[    ].


E.    Issuing Bank Fees:                [ ]% per annum on the average daily
                                        undrawn amount of the Scheduled Letters
                                        of Credit, payable on the same dates
                                        that L/C Participation Fees are payable
                                        under the Credit Agreement.


F.    Issuing Bank's Account for
      Payment of Issuing Bank Fees:

                                                                       EXHIBIT G


                                    [FORM OF]

                             LOCAL CURRENCY ADDENDUM


To:   The Chase Manhattan Bank, as Administrative Agent

From:             ITT Corporation


                  1. This Local Currency Addendum is being delivered to you pursuant to Section 2.21(b) of the 5-Year Competitive Bid and Revolving Credit Facility, dated as of November 4, 1996, among ITT Corporation, the Borrowing Subsidiaries parties thereto, the Lenders parties thereto and The Chase Manhattan Bank, as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  2. The effective date (the "Effective Date") of this Local
Currency Addendum will be [              ].


LOCAL CURRENC(Y)(IES):


LOCAL CURRENCY FACILITY
MAXIMUM BORROWING AMOUNT:                            $


LOCAL CURRENCY                                       Local Currency Lender
LENDERS:                   Name of Lender            Maximum Borrowing Amount

                                                     $


LIST OF DOCUMENTATION GOVERNING
LOCAL CURRENCY FACILITY
(THE "DOCUMENTATION"):(2)

                  3. The Company hereby represents and warrants that (i) as of the Effective Date, an Exchange Rate with respect to each Local Currency is determinable by reference to the Reuters currency pages (or comparable publicly available screen), (ii) the Documentation complies in all respects with the requirements of Section 2.21 of the Credit Agreement and (iii)___________


--------------------------------

(2)Copies of the Documentation must accompany the Local Currency Addendum, together with, if applicable, an English translation thereof (provided, that the Company may instead furnish a summary term sheet in English so long as an English translation of the Documentation is furnished to the Administrative Agent or its counsel within 90 days after the date of delivery of the Local Currency Addendum).

of__________(3) contains an express acknowledgement that such Local Currency Loan shall be subject to the provisions of Sections 2.21 and 2.22 of the Credit Agreement.


                                 ITT CORPORATION


                                 By_________________________________________
                                   Title:



Accepted and Acknowledged:


THE CHASE MANHATTAN BANK, as Administrative Agent


By______________________________________
   Title:


[                         ], as Local Currency Lender


By ______________________________
     Title:


-------------------------
(3)Provide citation to relevant provision from the Documentation.

                                                                   SCHEDULE 2.01


                                              Contact Person
Name and Address of Lender                    and Telecopy Number                  Commitment
--------------------------                    -------------------                  ----------

The Chase Manhattan Bank  (1)                 Ms. Nancy Mistretta                  $83,333,333.36
270 Park Avenue                               (212) 270-6041
New York, NY 10017

Arab Bank Plc                                 Mr. Peter Boyadjian                  $16,666,666.67
520 Madison Avenue                            (212) 593-4632
New York, NY 10022

Banca Commerciale Italiana  (2)               Mr. Charles Dougherty                $30,000,000.00
New York Branch                               (212) 809-2124
1 William Street
New York, NY 10004

Banca CRT                                     Mr. J. Slade Carter, Jr.             $16,666,666.67
500 Park Avenue                               (212) 980-0809
New York, NY 10022

Banca di Roma S.p.A.                          Mr. Ralph Riehle                     $16,666,666.67
34 East 51st Street, 7th Floor                (212) 407-1740
New York, NY 10005

Banca Nazionale del Lavoro                    Mr. Giulio Giovine                   $43,333,333.33
New York Branch  (3)                          (212) 765-2978
25 W. 51st Street Rockefeller Plaza
New York, NY 10019

Banca Popolare di Milano                      Mr. Nicholas Cinosi                  $16,666,666.67
375 Park Avenue                               (212) 838-1077
New York, NY 10152



Bank Austria AG                               Ms. Amy Rick                         $16,666,666.67
565 Fifth Avenue                              (212) 880-1040
New York, NY 10017

Bank of America  (4)                          Ms. Laura Calhoun                    $53,333,333.33
335 Madison Avenue                            (212) 503-7173
New York, NY 10017

Bank of Hawaii                                Ms. Alison Sierens                   $16,666,666.67
111 South King Street                         (808) 537-8301
P.O. Box 2900
Honolulu, HI 96813

The Bank of New York  (3)                     Mr. Dave Judge                       $43,333,333.33
One Wall Street                               (212) 635-6999
New York, NY 10286

The Bank of Nova Scotia  (4)                  Mr. Philip Adsetts                   $53,333,333.33
One Liberty Plaza                             (212) 225-5090/91
New York, NY 10006

                                              Contact Person
Name and Address of Lender                    and Telecopy Number                  Commitment
--------------------------                    -------------------                  ----------

The Bank of Tokyo-Mitsubishi Trust            Ms. Amanda Ryan                      $53,333,333.33
Company  (4)                                  (212) 782-6445
1251 Avenue of the Americas
12th Floor
New York, NY 10116-3138

Bankers Trust Company  (4)                    Mr. Daniel Hebert                    $53,333,333.33
130 Liberty Street                            (212) 250-1530
New York, NY 10006

Barclays de Zoete Wedd  (4)                   Mr. John Livingston                  $53,333,333.33
222 Broadway                                  (212) 412-7511
New York, NY 10038

Bayerische Landesbank Girozentrale            Ms. Joanne Cicino                    $30,000,000.00
(2)                                           (212) 310-9868
111 East 50th Street
New York, NY 10022

CIBC, Inc.  (3)                               Ms. Judith Domkowski                 $43,333,333.33
425 Lexington Avenue                          (212) 856-3991
New York, NY 10017

Citibank, N.A.  (4)                           Ms. Elizabeth Palermo                $53,333,333.33
399 Park Avenue                               (212) 826-2375
New York, NY 10043

Comerica Bank  (2)                            Mr. David Shirey                     $30,000,000.00
500 Woodward Avenue                           (313) 222-3330
Detroit, MI 48226-3280

Commerzbank AG  (2)                           Mr. Robert Donohue                   $30,000,000.00
2 World Financial Center                      (212) 266-7235/7595
New York, NY 10281

Commonwealth Bank of Australia                Mr. Ray DeLucia                      $16,666,666.67
599 Lexington Avenue                          (212) 336-7762
New York, NY 10022

Compagnie Financiere de CIC et de             Ms. Martha Skidmore                  $16,666,666.67
l'Union Europeenne                            (212) 715-4535
520 Madison Avenue
37th Floor
New York, NY 10022

Credit Lyonnais  (4)                          Mr. Nicholas Chapin                  $53,333,333.33
1301 Avenue of the Americas                   (212) 459-3179
18th Floor
New York, NY 10019

                                              Contact Person
Name and Address of Lender                    and Telecopy Number                  Commitment
--------------------------                    -------------------                  ----------
Credit Suisse  (3)                            Mr. Robert Potter                    $43,333,333.33
Tower 49                                      (212) 238-5439
12 East 49th Street
New York, NY 10017

Credito Italiano                              Mr. Harmon Butler                    $16,666,666.67
375 Park Avenue                               (212) 546-9675
New York, NY 10152

The Dai-Ichi Kangyo Bank, Ltd.  (3)           Mr. Bertram Tang                     $43,333,333.33
One World Trade Center                        (212) 912-1879
Suite 4911
New York, NY 10048

Deutsche Bank AG  (4)                         Mr. Rolf-Peter Mikolayczyk           $53,333,333.33
New York Branch                               (212) 474-8212
31 West 52nd Street
New York, NY 10019

Dresdner Bank AG  (4)                         Mr. Anthony Berti                    $ 53,333,333.33
New York Branch                               (212) 429-2129
75 Wall Street
New York, NY 10005-2889

First Hawaiian Bank                           Ms. Kathryn Plumb                    $16,666,666.67
1132 Bishop Street                            (808) 525-6372
Honolulu, HI 96813

The First National Bank of Boston  (2)        Mr. Paul Sassieni                    $30,000,000.00
100 Federal Street                            (617) 434-0819
01-08-06
Boston, MA 02110

Fleet Bank                                    Mr. John Harrison                    $16,666,666.67
1300 Atlantic Avenue                          (609) 348-1308
Atlantic City, NJ  08401

The Fuji Bank, Limited  (3)                   Mr. Roy Tanfield                     $43,333,333.33
Two World Trade Center 79th Floor             (212) 321-9407
New York, NY 10048

Generale Bank                                 Mr. Doug Raihi                       $16,666,666.67
520 Madison Avenue                            (212) 750-9597
New York, NY 10022

                                              Contact Person
Name and Address of Lender                    and Telecopy Number                  Commitment
--------------------------                    -------------------                  ----------
The Industrial Bank of Japan, Ltd.,           Mr. John Veltri                      $43,333,333.33
(3)                                           (212) 856-9450
New York Branch
245 Park Avenue
23rd Floor
New York, NY 10167-0037

Istituto Bancario San Paolo Bank di           Mr. Wendell Jones                    $16,666,666.67
Torino S.p.A.                                 (212) 599-5303
245 Park Avenue
New York, NY 10167

Kredietbank N.V.  (2)                         Mr. Armen Karozichian                $30,000,000.00
125 West 55th Street                          (212) 956-5580
New York, NY 10019

Lloyds Bank Plc                               Mr. Theodore Walser                  $13,333,333.33
199 Water Street                              (212) 607-4999
9th Floor
New York, NY 10038

Long Term Credit Bank of Japan                Mr. Yoshi Nakagawa                   $16,666,666.67
165 Broadway                                  (212) 608-2371
New York, NY 10006

The Mitsubishi Trust and Banking              Ms. Patricia Loret DeMola            $30,000,000.00
Corporation  (2)                              (212) 644-6825
520 Madison Avenue
New York, NY 10022

Morgan Guaranty Trust Company of              Ms. Deborah Winshel                  $53,333,333.33
New York  (4)                                 (212) 648-5043
60 Wall Street
New York, NY 10260-0060

National Westminster Bank Plc  (3)            Mr. Jordan Fragiacomo                $43,333,333.33
175 Water Street                              (212) 602-4209
New York, NY 10038-4924

Nationsbank, N.A.  (4)                        Ms. Sally Hazard                     $53,333,333.33
767 Fifth Avenue                              (212) 751-6909
23rd Floor
New York, NY 10153

The Northern Trust Company                    Mr. Joseph Yacullo                   $16,666,666.67
50 South LaSalle Street                       (312) 630-6062
Chicago, IL 60675

                                              Contact Person
Name and Address of Lender                    and Telecopy Number                  Commitment
--------------------------                    -------------------                  ----------
PNC Bank, National Association                Ms. Denise Killen                    $16,666,666.67
2 Tower Center                                (908) 220-3270
East Brunswick, NJ 08816

Royal Bank of Canada  (4)                     Mr. John Crawford                    $53,333,333.33
One Financial Square                          (212) 428-6459
New York, NY 10005-3531

The Sakura Bank, Limited,                     Mr. John Phelan                      $30,000,000.00
New York Branch  (2)                          (212) 888-7651
277 Park Avenue
New York, NY 10172

The Sanwa Bank, Ltd.  (4)                     Mr. Stephen C. Small                 $53,333,3333.33
New York Branch                               (212) 754-1304
55 East 52nd Street
New York, NY 10055

Societe Generale  (4)                         Ms. Sedare Coradin                   $53,333,333.33
1221 Avenue of the Americas                   (212) 278-7430
New York, NY 10020

The Sumitomo Bank, Limited  (4)               Mr. Edward McColly                   $53,333,333.33
New York Branch                               (212) 224-5188
277 Park Avenue
New York, NY 10172

SunTrust Bank, Atlanta  (2)                   Ms. May Smith                        $30,000,000.00
711 Fifth Avenue                              (212) 371-9386
5th Floor
New York, NY 10022

Swiss Bank Corporation                        Mr. Clark Worthley                   $16,666,666.67
New York Branch                               (212) 574-1126
222 Broadway
New York, NY 10038

The Tokai Bank, Limited  (2)                  Mr. Stuart Schulman                  $30,000,000.00
55 East 52nd Street                           (212) 754-2170
12th Floor
New York, NY 10022

The Sumitomo Trust & Banking Co.,             Ma. Karen Ryan                       $16,666,666.67
Ltd.  Los Angeles Agency                      (213) 613-1083
333 South Grand Avenue
53rd Floor
Los Angeles, CA  90071

                                              Contact Person
Name and Address of Lender                    and Telecopy Number                  Commitment
--------------------------                    -------------------                  ----------
Union Bank of Switzerland  (4)                Mr. Laurent Chaix                    $53,333,333.33
299 Park Avenue                               (212) 821-5611
New York, NY 10171

Wells Fargo Bank  (3)                         Mr. Roy Roberts                      $43,333,333.33
500 Park Avenue                               (212) 593-5238
New York, NY 10017

Westdeutsche Landesbank                       Mr. Ralph White                      $30,000,000.00
Girozentrale  (2)                             (212) 652-6307
1211 Avenue of the Americas
New York, NY 10036

The Yasuda Trust and Banking Co.,             Mr. Rohn Laudenschlager              $30,000,000.00
Ltd.  (2)                                     (212) 373-5796
New York Branch
666 Fifth Avenue
Suite 801
New York, NY 10103

                                                                                   --------------

                                              TOTAL COMMITMENT                     $2,000,000,000


     As numbered herein:

    (1) Administrative Agent
    (2) Lead Manager
    (3) Managing Agent
    (4) Arranger